Exhibit 10.01

                            ASSET PURCHASE AGREEMENT





         AGREEMENT dated as of June 8, 1995 between Olympus Communications, L.P., a Delaware limited partnership ("Buyer"), Fairbanks Communications, Inc., an Indiana corporation ("Seller") and Leadership Security Services, Inc., a Florida corporation ("Leadership").


                               W I T N E S S E T H


         WHEREAS, Seller owns and operates (i) the cable television business and other Multi-Channel Video Services in and around the Franchise Areas (as defined below) (the "System") and (ii) the home security systems business ("Security System Business") in and around the System (clauses (i) and (ii) together, the "Business"); and

         WHEREAS, Leadership is a party to certain contracts in connection with the Security System Business (the "Security System Contracts");

         WHEREAS, Seller desires to sell, and Buyer desires to purchase, on the terms and subject to the conditions contained in this Agreement, substantially all of the assets, rights, privileges, interests, business and properties owned, leased, used, useful or held for the use by Seller in connection with the Business; and

         WHEREAS, Leadership desires to assign to Seller immediately prior to Closing (as defined below), and Seller desires to assume, the rights and obligations of Leadership under the Security System Contracts pursuant to an Assignment and Assumption Agreement between Leadership and Seller (the "Security System Contract Assignment").

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:





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                                    ARTICLE 1

                                   DEFINITIONS


         Section 1.1 Definitions. (a) The following terms, as used herein, have the following meanings:

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such other Person, with "control" for such purpose meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

         "Authorizations" means all Federal Authorizations and Other Authorizations.

         "Basic Service" means any service tier which includes the retransmission of local television broadcast signals, as defined in 47 U.S.C. Sec. 522(3), plus any other programming currently offered by the System on the lowest tier offered by the System (i.e., the tier to which all subscribers are required to subscribe.)

         "Basic Subscribers" means as of any date and for each Franchise Area served by the System, without duplication, the aggregate of all of the following that are receiving Basic Service provided by the System: (a) private residential customer accounts that are billed by individual unit (regardless of whether such accounts are in single family homes or in individually billed units in apartment houses and other multi-unit buildings) (excluding (i) "second connects" or "additional outlets," as such terms are commonly understood in the CATV industry, and (ii) accounts of all others that are not charged, or are charged less than, standard rates for Basic Service other than pursuant to a senior discount); (b) all bulk-billed and other accounts not billed by individual unit, such as apartment houses and multi-family homes, provided that the number of "Basic Subscribers" serviced by each such account shall be deemed to be an amount equal to the actual number of individual units receiving service; and (c) commercial accounts, including hotels and motels, each of which shall be counted as one "Basic Subscriber." Notwithstanding the foregoing, the term "Basic Subscriber" shall not include any residential, bulk-billed, commercial or other subscriber who (A) is receiving Basic Service provided by the System at less than standard rates for Basic Service as set forth on Schedule 1.1 or at less than the rates set forth in the applicable bulk-billed agreement, as appropriate, or (B) is more than sixty (60) days delinquent from the date of billing on any amount due to Seller. Solely for the purpose of determining the number of Basic Subscribers as of the Closing Date as required by Sections 2.5(e) and 10.2(d), the number of Basic Subscribers determined in


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accordance with the preceding sentences of this definition shall be reduced by the number of subscribers, if any, who both (A) had not, as of the Closing Date, paid for at least one month's service at standard rates but were counted among the Basic Subscribers on the Closing Date and (B), as of a date which is ninety days after the Closing Date, have not paid for at least one month's service.

         "Bulk Billed Purchaser" means a purchaser of Basic Service which provides such Basic Service to multiple dwelling units and is obligated to pay to the System an amount for such service which is less than the amount which would be paid if the System billed directly such units' residents for such services, but shall not include any such purchaser who (i) has not been receiving Basic Service for at least 30 consecutive days immediately prior to the date of determination, (ii) has not paid for at least one month's Basic Service or (iii) is more than 90 days delinquent from the date of billing on any amount due to Seller.

         "Business Day" means any day other than a Saturday, Sunday or holiday on which the Federal Reserve Banks are closed.

         "Cable Act" means the Communications Act of 1934, as amended, including without limitation, by the Cable Communication Policy Act of 1984 and by the CATV Consumer Protection and Competition Act of 1992, and the rules and regulations promulgated thereunder.

         "Cable Act Notices" means all notices, requests, inquiries or other communications from the FCC or any municipality requesting information from the System in accordance with the Cable Act, or requesting that the System take certain actions, in accordance with the Cable Act.

         "Cable Act Orders" means all orders, decisions, actions, determinations or other pronouncements of the FCC or any franchising authority specifically with respect to the System, issued in accordance with the Cable Act.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time and any rules or regulations promulgated thereunder.

         "Closing Date" means the date of the Closing.

         "Copyright Act" means the Copyright Act of 1976, as amended, including without limitation, the Satellite Home Viewer Act of 1994, and the rules and regulations promulgated thereunder.



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         "Current Assets" means (A) the amount of all accounts receivable included in the Assets (excluding, however, any such accounts receivable (x) any portion of which is on the Closing Date ninety days or more past due from the date of invoice or (y) of Basic Subscribers or Premium Units whose accounts are inactive or whose service is pending disconnection after notice for any reason on the Closing Date), (B) the amount of all accounts receivable included in the Assets relating to advertising revenues (excluding, however, any such accounts receivable of any customer any portion of which on the Closing Date is ninety days or more past due from the date of invoice), (C) the amount of all prepaid expenses on the Closing Date that directly relate to the Business to the extent the benefit of such prepaid expenses can be realized by Buyer within twelve months after the Closing Date, (D) all deposits with respect to the Authorizations or with respect to any bonding or surety arrangement which relate to the Business and are assumed by Buyer, and (E) any other current asset of Seller directly related to the Business that shall directly benefit the Buyer within twelve months after the Closing Date, other than (i) intercompany allocations and other payments of overhead charges; (ii) taxes based in whole or in part on the income of Seller or its Affiliates or the transaction contemplated by this Agreement; (iii) wages, salaries, payroll taxes and expenses, benefits, perquisites and other compensation related expenses; (iv) inventory and expenses relating to inventory; and (v) prepaid insurance expenses.

         "Environmental Laws" means any and all federal, state or local statutes, laws, regulations, ordinances or rules relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances or remediation thereof.

         "Environmental Liabilities" means any and all liabilities arising in connection with or in any way relating to the Business, the Assets or activities or operations occurring or conducted at the Real Property (including, without limitation, offsite disposal), whether contingent or fixed, actual or potential, known or unknown, which (i) arise under or relate to Environmental Laws (including, without limitation, any matter disclosed or required to be disclosed in Schedule 3.19) and (ii) relate to actions or omissions occurring or conditions existing on or prior to the Closing Date.

         "Environmental Permits" means all permits, licenses, authorizations, certificates and approvals of governmental authorities relating to or required by Environmental Laws and necessary for the Business as currently conducted.

         "FAA" means the Federal Aviation Authority.

         "FCC" means the Federal Communications Commission.



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         "Federal Authorizations" means all licenses, permits, certificates, consents, clearances and other similar rights and approvals issued by or obtained from any branch of the Federal government, including, but not limited to, the FCC and the Copyright Office, related to the Business.

         "Franchise Areas" mean those geographical areas set forth on Schedule
3.20 in which Seller is authorized under one or more Authorizations to provide CATV service to subscribers.

         "GAAP" means generally accepted accounting principles consistently applied as in effect from time to time in the United States of America.

         "Governmental Authority" means (i) the United States of America, (ii) any state, commonwealth, territory or possession of the United States of America and any political subdivision thereof (including counties, municipalities and the like) or (iii) any agency, authority or instrumentality of any of the foregoing, including any court, tribunal, department, bureau, commission or board.

         "Hazardous Substances" means any toxic or hazardous substance, material or waste, pollutant or contaminant as defined in CERCLA or any of the other Environmental Laws, including petroleum, its derivatives, by-products and other hydrocarbons.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Legal Requirement" means any statute, ordinance, code, law, rule, regulation, order or other requirement, standard or procedure enacted, adopted or applied by any Governmental Authority, including judicial decisions applying common law or interpreting any of the foregoing.

         "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

         "Material Adverse Effect" means a material adverse effect on the business, assets, condition (financial or otherwise), result of operations or prospects of the Business taken as a whole.



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         "Multi-Channel Video Service" means (i) the distribution to end users of two or more channels of video programming by the same provider, by any means, including but not limited to cable television, direct broadcast satellite, master antenna television system, satellite master antenna television system and multi-channel microwave distribution system; or (ii) providing facilities for the distribution of such video programming.

         "Municipality" means each governmental unit listed on Schedule 3.20 which has granted Seller an Authorization.

         "Net Liabilities" means the amount by which the Seller's Current Assets, as of the Closing Date, are in excess of or are less than, as the case may be, the Seller's Total Liabilities as of the Closing Date.

         "Other Authorizations" means all franchises, approvals, ordinances, permits, licenses and other similar rights obtained from any Governmental Authority other than Federal Authorizations.

         "Overbuild" means the delivery of video programming services to subscribers served by the Seller through any means, including, but not limited to, cable television, multipoint distribution system ("MDS"), multichannel MDS, master antenna television system, satellite master antenna television system and multichannel microwave distribution system (each of which shall be referred to as an "Operator"). The mere fact that another Operator has video programming services distribution plant within areas in which Seller has subscribers will not be considered to be an Overbuild. Further any Overbuild by any Operator which is owned, managed or affiliated with Adelphia Communications Corporation, Olympus Communications, L. P., or Buyer shall not be an Overbuild for the purposes of this Agreement.

         "Permitted Liens" means liens, incurred in the ordinary course of business and for which adequate reserves in accordance with GAAP shall have been set aside on Seller's books, for taxes and other governmental charges and assessments which are not yet due and payable and immaterial mechanics', materialmen's and similar liens.

         "Person" means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including any Governmental Authority.

         "Premium Service" means any pay-per-channel service including, but not limited to, any one or more of HBO, Showtime, Movie Channel, Disney, Encore and Cinemax programming, provided that any pay-per-view programming shall be excluded from the definition of Premium Service.



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         "Premium Unit" means a Basic Subscriber who purchases Premium Service, but shall not include any such purchaser who (i) has not been receiving Premium Service for at least 30 consecutive days immediately prior to the date of determination, (ii) has not paid for at least one month's Premium Service or
(iii) is more than 90 days delinquent from the date of billing on any amount due to Seller. A Premium Unit who pays for more than one Premium Service or for duplicate Premium Services shall be counted as one Premium Unit for each Premium Service, duplicate Premium Service, or both, to which such Premium Unit subscribes.

         "Proceeding" means any investigation, proceeding or other process by the FCC or any other Governmental Authority that relates in whole or in part to rates charged to subscribers.

         "Refund" means a refund or credit made pursuant to a Refund Order for any overpayment or excess charge paid by subscribers during the period prior to and including the Closing Date for any Basic Service or related equipment, any other regulated tier of service or related equipment, or any other charge for service or equipment.

         "Refund Order" means a decision, order, ruling or other determination by the FCC or any other Governmental Authority having jurisdiction of Seller's rates requiring a Refund to be made to subscribers.

         "Regulated Activity" means the generation, treatment, storage, deposit, recycling or transportation of any Hazardous Substance.

         "Release" means any discharge, emission or release of a Hazardous Substance which is prohibited pursuant to an Environmental Law.

         "Total Liabilities" means all subscriber deposits and advance payments existing on the Closing Date and related to the Business (including any interest required to be paid thereon), any payments related to the Business required to be made by the Buyer after the Closing relating to the period on or prior to Closing, which payments benefit Seller, and any other liabilities or obligations of Seller related to the Business which Buyer agrees to assume pursuant to this Agreement.

         (b) Each of the following terms is defined in the Section set forth opposite such term:







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Term                                                         Section

Actual Subscribers                                             2.5
Allocation Statement                                           2.8
Assets                                                         2.1
Assumed Liabilities                                            2.3
Balance Payment                                                2.5
Benefit Arrangements                                           9.2
Business                                                    recitals
Bulk Sales                                                    13.10
Bulk Transfer                                                  3.10
Buyer's List                                                   9.3
Buyer's Notice                                                 2.5
CEA                                                            3.18
Cable Service Access Agreement                                 2.1
Closing                                                        2.6
Closing Payment                                                2.5
Code                                                           8.1
Contracts                                                      2.1
Damages                                                        5.10
Employee Plans                                                 9.1
ERISA                                                          9.1
ERISA Affiliate                                                9.1
Estimated Adjustment                                           2.5
Evaluation Material                                            6.1
Excluded Assets                                                2.2
Excluded Liabilities                                           2.4
Final Adjustment                                               2.5
Financial Statements                                           3.6
Franchise Approvals                                            3.5
Grace Period                                                   2.5
Indemnified Party                                             11.3
Indemnifying Party                                            11.3
Independent Accountant                                         2.5
Intellectual Property                                          2.1
Loss                                                          11.2
Material Contracts                                             3.12
Multiemployer Plan                                             9.1
Personal Property                                              2.1
Post-Closing Tax Period                                        8.1
Pre-Closing Tax Period                                         8.1
Projected Subscribers                                          2.5
Proof of Performance Tests                                     3.21


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Proprietary Information                                        6.1
Purchase Price                                                 2.5
Real Property                                                  2.1
Refund Amount                                                  2.7
Representatives                                                6.1
Required Consent                                               3.5
Security System Business                                    recitals
Security System Contracts                                   recitals
Supplemental Balance Payment                                   2.5
System                                                      recitals
Tax                                                            8.1
Transferred Employee                                           9.3
UST                                                            3.19
UST Site                                                       5.13


                  (c) Unless otherwise specified herein, all accounting terms used herein shall be interpreted, and all accounting determinations hereunder shall be made, in accordance with GAAP.


                                    ARTICLE 2

                                PURCHASE AND SALE


 Section 2.1 Purchase and Sale. Buyer agrees to purchase from Seller and Seller agrees to sell, transfer, assign and deliver, or cause to be sold, transferred, assigned and delivered, to Buyer at Closing, free and clear of all Liens other than Permitted Liens, all of the right, title and interest of Seller and its Affiliates in, to and under the assets, properties and business, of every kind and description, wherever located, real, personal or mixed, tangible or intangible, owned, held or used in connection with the Business by Seller or Leadership as the same shall exist on the Closing Date (the "Assets"), and including, without limitation, all right, title and interest of Seller and its Affiliates in, to and under:

                  (a)      All Authorizations;

                  (b) All real property (except for any real property which is an Excluded Asset), including, without limitation, all fixtures, rights-of-way and other real property interests owned by Seller or Leadership and used in connection with the Business (collectively the "Real Property");



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                  (c) All tangible personal property, including, without
limitation, all electronic devices, towers, satellite dishes, antennae, downleads, trunk and distribution pedestals, grounding and pole hardware, cable system plant, machinery, installed subscribers' devices (including, without limitation, drop lines, converters, and encoders, transformers and fittings), headends, origination, transmission and distribution systems and equipment, internal wiring, hardware, tools, inventory, spare parts, motor vehicles, supplies, test and closed circuit devices, earth stations and microwave equipment and systems and furniture, furnishings and office equipment owned by Seller or Leadership and used in connection with the Business and all tangible personal property owned, held, used or usable in connection with the Security System Business (collectively the "Personal Property");

                  (d) All claims and rights of every kind arising out of or related to contracts, commitments to third parties pursuant to written agreements for access to existing and future potential subscribers ("Cable Service Access Agreements"), the Security System Contracts, leases of real and personal property (both as lessor and lessee), agreements, non-governmental licenses, orders for service to be provided by the Business in connection with the Business and to which Seller or Leadership is a party, other than Authorizations, in each case relating to the Business and entered into in the ordinary course of business (collectively, the "Contracts");

                  (e) All intellectual property and proprietary rights owned by Seller or Leadership relating to or used in connection with the Business (collectively, "Intellectual Property"), including without limitation: (A) trademarks and service marks and all registered, assumed or fictitious names;
(B) software, including without limitation source and object codes, software programs and all documentation and materials relating thereto, and (C) engineering drawings, reports, design information, and maintenance manuals;

                  (f) All business records of Seller regardless of the medium of storage relating to the Business (including, without limitation, subscriber records, vendor records, accounting records, accounts payable records, accounts receivable records, general ledgers and any other document reasonably necessary to support an FCC filing with respect to rates) and all schematics, blueprints, working drawings, engineering data, current customer and subscriber lists, maps, reports, plans, specifications, projections, statistics, promotional graphics, original art work, mats, plates, negatives, advertising, marketing or related materials, files, manuals and records, lists of all pending subscriber hook-ups, disconnect and repair orders and supply orders, and all other technical, accounting and financial information concerning the Business;

                  (g) All deposits with respect to the Authorizations or with respect to any bonding or surety arrangements which relate to the Business and are assumed by Buyer;


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                  (h) All rights, claims and causes of action against third
parties arising under warranties from vendors and other third parties in connection with the Assets;

                  (i) All accounts receivable, notes receivable, prepaid expenses, insurance and indemnity claims related to the Business;

                  (j) All goodwill associated with the Business or the Assets, together with the right to represent to third parties that Buyer is the successor to the Business;

                  (k) All other assets of whatever nature and wherever located, and owned and used or held for use by the Seller in connection with the Business, but which shall not include the assets described in Section 2.2; and

                  (l) All assets of the Business acquired by Seller and/or Leadership between the date of this Agreement and the Closing Date and used by Seller and/or Leadership in connection with the Business.

         Section 2.2 Excluded Assets. Buyer expressly understands and agrees that the following assets and properties of Seller and Leadership (the "Excluded Assets") shall be excluded from the Assets:

                  (a) all cash and cash equivalents on hand and in banks (other than any deposits referred to in Section 2.1(g);

                  (b) all programming contracts and retransmission consent agreements not specifically assumed by Buyer;

                  (c) all trade marks, service marks, copyrights, trade names referred to on Schedule 2.2(c), and all rights associated therewith owned or held by Seller or Leadership (subject to Buyer's rights under Section 5.5); and

                  (d) any Assets sold or otherwise disposed of in the ordinary course of business and not in violation of any provisions of this Agreement during the period from the date hereof until the Closing Date.

         Section 2.3 Assumption of Liabilities. Upon the terms and subject to the conditions of this Agreement, Buyer agrees, effective at the time of Closing, to assume the following liabilities (the "Assumed Liabilities"):

                  (a) the obligations of Seller for subscriber deposits, subscriber advance payments, accrued vacation pay for Transferred Employees and any other obligations or liabilities set forth on Schedule 2.5(d)(i), to the extent such obligations or liabilities


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are related to the Business and have been included as an adjustment to the
Purchase Price in accordance with the provisions of Section 2.5; and

                  (b) all obligations of Seller arising under the Contracts and Authorizations with respect to the period of time after the Closing Date (other than liabilities or obligations attributable to any failure by Seller to comply with the terms thereof).

         Section 2.4 Excluded Liabilities. Buyer is assuming only the Assumed Liabilities and is not assuming any other liability or obligation of Seller of whatever nature whether presently in existence or arising hereafter. All such other liabilities and obligations shall be retained by and remain obligations and liabilities of Seller (all such liabilities and obligations not being assumed being herein referred to as the "Excluded Liabilities"). The Excluded Liabilities shall include, but not be limited to, the following:

                  (a) any liabilities or obligations for Taxes or any audits related thereto (including, without limitation, sales and payroll taxes) arising from or relating to (i) the Excluded Assets or any business (other than the Business) of Seller, and (ii) the Assets or the operation of the Business attributable to or incurred in the Pre-Closing Tax Period;

                  (b) any liabilities or obligations relating to employee benefits or compensation arrangements existing on or prior to the Closing Date, including, without limitation, any liability or obligation arising from or relating to (A) "sticking bonuses" or similar payments to induce Seller's employees to remain in Seller's employ prior to Closing, (B) earned or accrued vacation pay for all employees who are not Transferred Employees, (C) earned or accrued sick leave, (D) short-term or long-term disability benefits or (E) any liabilities or obligations under any of Seller's employee benefit agreements, plans or other arrangements required to be listed on Schedule 9.2 (a) or
Schedule 9.2 (c);

                  (c)      any Environmental Liability;

                  (d)      any liability or obligation relating to an Excluded
Asset;

                  (e) any and all litigation, actual or threatened, relating to any act or omission occurring on or prior to the Closing Date;

                  (f) any liability or obligation relating to the Business attributable to or incurred during the period ending with or prior to the Closing; and

                  (g) any liabilities or obligations as to which Seller or any other Person might assert that Buyer has transferee liability, other than the Assumed Liabilities.



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         Section 2.5 Purchase Price. (a) The purchase price for the Assets (the
"Purchase Price") is $110,000,000, subject to adjustment as provided in subsection (c) below. The Purchase Price shall be paid as follows:

                           (i)      The sum of $40,000,000, adjusted as provided
in Section 2.5(c) below (the "Closing Payment"), shall be paid to the Seller as provided in Section 2.5(b) below at Closing; and

                           (ii)     The sum of $70,000,000 (the "Balance
Payment"), as and if adjusted as provided in Section 2.5(e) below, shall be paid to the Seller on December 30, 1997 (or, if such date is not a Business Day, on the next preceding Business Day) ("Balance Payment Date").


                           (iii)    The Supplemental Balance Payment (defined
below), if any, shall be paid to the Seller on December 30, 1998 (or, if such date is not a Business Day, on the next preceding Business Day).

                  (b) Buyer shall pay the Closing Payment, the Balance Payment, the Supplemental Balance Payment and any payment required to be made by Buyer pursuant to Section 2.5(c) and any other amount payable by it under this Agreement (including without limitation pursuant to Section 11.2(b)), in immediately available funds by wire transfer to an account of Seller with a bank in the United States designated by Seller, by notice to Buyer, not later than two Business Days prior to the date such payment is due or, if not so designated, then by certified or official bank check payable in immediately available funds to the order of Seller.

                  (c) At the Closing, the Closing Payment shall be adjusted as follows:

                  (i) In the event the Seller's Current Assets as of the Closing Date are in excess of the Seller's Total Liabilities as of the Closing Date, the Closing Payment shall be increased by an amount equal to the Net Liabilities.

                  (ii) In the event the Seller's Current Assets as of the Closing Date are less than the Seller's Total Liabilities as of the Closing Date, the Closing Payment shall be decreased by an amount equal to the Net Liabilities.

                  (d) (i) The amount of the net adjustment to the Purchase Price determined under Section 2.5 (c) shall be estimated by Seller (after consultation with Buyer), which shall prepare Schedule 2.5(d)(i), to be delivered at least five (5) days prior to the Closing Date, containing the estimated Purchase Price adjustment ("Estimated Adjustment") indicating in detail the basis for its estimate together with such supporting documentation as Buyer shall reasonably request. If the Estimated Adjustment provides for a net increase in the Purchase Price, Buyer shall pay such net increase on the


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Closing Date.  If the Estimated Adjustment provides for a net decrease in the
Purchase Price, Buyer shall reduce accordingly the amount of the Closing
Payment.

                           (ii)     The amount of the final adjustment to the
Purchase Price hereunder, if any, shall initially be determined by Seller, which shall prepare Schedule 2.5(d)(ii), to be delivered within ninety (90) days after the Closing Date, containing the final Purchase Price adjustment calculated as of the Closing Date ("Final Adjustment") and setting forth in detail the calculation of such adjustment, together with such supporting documentation as Buyer may reasonably request, which shall evidence in reasonable detail the nature and extent of each adjustment. Buyer and Seller shall cooperate with one another to provide reasonable access to the necessary personnel and records of the other to prepare and review the Final Adjustment. Buyer shall promptly, but in no event later than 60 days after receipt of the Final Adjustment ("Grace Period"), deliver to Seller written notice ("Buyer's Notice") describing in reasonable detail any dispute, together with Buyer's determination as to the Final Adjustment in reasonable detail, if different from Seller's determination. If the dispute is not resolved by the parties within 15 days from the date of receipt by Seller of written notice from the Buyer, the parties agree to engage promptly the Indianapolis, Indiana office of Ernst & Young or, if unavailable, another "big six" accounting firm mutually acceptable to Seller and Buyer ("Independent Accountant") to resolve the dispute within 30 days after such engagement. The determination of the dispute by the Independent Accountant shall be final and binding on the parties. The party determined to be indebted to the other on account of the Final Adjustment shall make appropriate payment to the other of the difference between the Final Adjustment amount determined by the parties or the Independent Accountant, as the case may be, and the Estimated Adjustment amount within 15 days following either the resolution of the dispute by the parties or the receipt of the final determination of the Independent Accountant, as the case may be; provided however, any amount which is payable based upon the Final Adjustment delivered by Seller hereunder shall be paid before resolution of the dispute by the parties or receipt of the final determination by the Independent Accountant. All fees and costs of the Independent Accountant shall be borne pro rata by the Buyer and by Seller in proportion to the difference between the Independent Account's determination of the Final Adjustment and each of the Seller's and the Buyer's determinations of such adjustment divided by the sum of the two differences. Buyer shall not dispute Seller's Final Adjustment unless the Buyer's computation of the Final Adjustment differs from Seller's computation by more than $25,000. If Buyer fails to deliver Buyer's Notice to Seller prior to the expiration of the Grace Period, Buyer shall be deemed to have accepted the Seller's computation and it shall be final and binding on the parties.


                           (iii)    Any amount due to Seller or Buyer, as the
case may be, as a result of the Final Adjustment shall bear interest from the Closing Date to the date of payment of the amount due at a rate equal to the rate announced from time to time in the Wall Street Journal as the prime rate (and the rate hereunder shall change each time such prime rate changes).

                           (iv)     Any payment pursuant to this Section 2.5(d)
shall be made (i) in the case of payments by Buyer in the manner provided in
Section 2.5(b), or (ii) in the case of payments by Seller, (A) first by wire transfer of immediately available funds to such account of Buyer as may be designated by Buyer; provided that, the amount of such payment need not exceed the amount of the Closing Payment; and (B) thereafter, by reduction of the Balance Payment.

                  (e) Attached as Schedule 2.5(e)-1 is a projection of the number of Basic Subscribers of the System for certain months of 1995. If, on the Closing Date, the actual number of Basic Subscribers ("Actual Subscribers") for the month most recently completed is less than the projected number of Basic Subscribers ("Projected Subscribers") specified on Schedule 2.5(e)-1, the Balance Payment shall be reduced by an amount ("Supplemental Balance Payment"), not to exceed $2,000,000, which shall be equal to the product of (i) the Projected Subscribers less the Actual Subscribers and (ii) $2,200. If, however, as of December 31, 1996, there are at least 52,000 Basic Subscribers of the System, there shall be no reduction in the Balance Payment.

                  (f) Buyer's obligations to pay to Seller the Balance Payment and the Supplemental Balance Payment shall be evidenced by a promissory note (the "Note") substantially in the form of Exhibit A attached which shall be executed and delivered to Seller at the Closing.

                  (g) If Buyer is other than Olympus Communications, L.P., Buyer's obligation to Seller under the Note shall be guaranteed by either Olympus Communications, L.P. or Adelphia Communications Corporation, to be determined by Buyer in its sole discretion. The guaranty shall be substantially in the form of Exhibit B attached and shall be executed and delivered to Seller at the Closing. If, prior to Closing, Adelphia Communications Corporation is designated by the Buyer as the guarantor, the rights and obligations under this agreement may be assigned to and assumed by an affiliate of Adelphia Communications Corporation and, upon delivery of an opinion by Buyer's Deputy General Counsel that such assignment and assumption is binding and effective upon Adelphia, Olympus shall be relieved of any further obligation hereunder.

                  (h) Buyer's obligation to Seller under the Note and hereunder shall be secured by a first priority security interest in and lien upon the Assets and shall be evidenced by a security agreement substantially in the form of Exhibit C attached, a mortgage on all of the Real Property substantially in the form of Exhibit D attached and a financing statement, each of which shall be executed and delivered to Seller at the

Closing. Buyer shall have the right to exclude from the Seller's security interest those Assets directly related to the developments listed on Schedule
2.9 hereof.

         Section 2.6 Closing. The closing (the "Closing") of the purchase and sale of the Assets and the assumption of the Assumed Liabilities hereunder shall take place at the offices of Buchanan Ingersoll Professional Corporation in Pittsburgh, Pennsylvania, within 20 Business Days, after satisfaction of the conditions set forth in Article 10, or at such other time or place as Buyer and Seller may agree. At the Closing:

                  (i) Buyer shall deliver to Seller the Closing Payment, adjusted in accordance with Section 2.5;

                  (ii) Seller and Buyer shall enter into an Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit J, and Seller shall deliver to Buyer such warranty deeds, bills of sale, endorsements, consents, assignments and other good and sufficient instruments of conveyance and assignment as Buyer shall deem reasonably necessary or appropriate to vest in Buyer all right, title and interest in, to and under the Assets;

                  (iii) Buyer shall execute and deliver a promissory note evidencing the obligation of Buyer for the Balance Payment and the Supplemental Balance Payment, which shall be substantially in the form of Exhibit A attached hereto; and

                  (iv) Seller and Buyer shall deliver all such further documents, instruments and agreements which may be reasonably requested by Buyer or Seller or their counsel, in order to more effectively transfer title to the Assets to Buyer or to effectuate and carry out any provision of this Agreement.

         Section 2.7 Rate Reregulation. (a) If a Refund Order is issued requiring that a Refund be made to subscribers and such Refund is made by the Buyer, whether in the form of cash or otherwise, then Seller shall be obligated to pay Buyer an amount (the "Refund Amount") equal to the portion of the Refund required to be paid to subscribers that is attributable to the period prior to the Closing Date, including any penalties, interest, forfeiture or other repayment ordered by such Refund Order and any reasonable payment associated therewith and other associated reasonable costs (including any and all reasonable costs, including attorneys', accountants', and experts' fees, incurred in connection with any investigation or proceeding resulting in such Refund or subsequent proceeding or appeals thereof).

         (b) Buyer shall promptly notify Seller in writing of any Proceeding commencing after the Closing Date and prior to the first anniversary of the Closing Date. Buyer shall have the right, exercisable by written notice to Seller given with its written notice to Seller advising it of the Proceeding pursuant to this Section 2.7, to assume control of the defense and settlement of such Proceeding. If Buyer assumes control of a Proceeding, it shall, if requested by Seller, consult with Seller in connection therewith, keep Seller apprised of the progress thereof and permit Seller to participate (subject to Buyer's control) therein. If Buyer does not elect to assume control of such a Proceeding, Seller shall control the defense and settlement thereof, and shall, if requested by Buyer, consult with Buyer in connection therewith, keep Buyer apprised of the progress thereof and permit Buyer to participate (subject to Seller's control) therein. Without the consent of Buyer, Seller shall not agree to the imposition of any Refund Order or fail to diligently prosecute all appeals of any Refund Order that are not final and unappealable. Without the consent of Seller, Buyer shall not agree to the imposition of any Refund Order or fail to diligently prosecute all appeals of any Refund Order that are not final and unappealable (in the event Buyer has exercised its right to assume control of the defense and settlement of such Proceeding). Buyer and Seller agree to use commercially reasonable efforts to defend any Proceeding and resolve such Proceeding in a manner that minimizes any Refund and future adverse impact on Buyer and, if any Refund Order is rendered, after consultation with each other to seek to obtain a stay of any such Refund Order (that has not become final and unappealable) prior to the time any part of the required Refund must be made.

         (c) No later than fifteen days prior to the date a Refund must be made pursuant to a Refund Order, Buyer shall determine the Refund Amount, if any, and shall notify Seller in writing of such determination. Immediately prior to the time such Refund must be paid (whether in the form of cash or otherwise), Seller shall pay Buyer any amounts payable under this Section 2.7 with respect to such Refund.


         Section 2.8 Allocation of Purchase Price. The Purchase Price shall be allocated among the Assets based upon an appraisal to be obtained prior to the Closing. The parties agree to engage Kane Reece Associates, Inc. ("KRA") to prepare such appraisal which shall be performed at the sole cost and expense of Buyer. The parties shall cause KRA to consult with Buyer and Seller during the preparation of such appraisal and KRA shall deliver the final appraisal to Buyer and Seller simultaneously. As soon as practicable after the Final Adjustment has been determined in accordance with the provisions of Section 2.5(e), KRA shall prepare and deliver to Seller and Buyer a statement ("Allocation Statement"), with the consent of Seller (which consent shall be dependant solely upon Seller's good faith determination that the allocation is made in good faith) setting forth the allocation of the total consideration payable under this Agreement (including the assumption of the Assumed Liabilities) among the Assets and the covenant not to compete described in Section 5.4 hereof; provided, however, the parties agree that, notwithstanding anything to the contrary, the portion of the Purchase Price to be allocated by KRA and the parties to the covenant not to compete shall be $5,000.00. Buyer and Seller agree to be bound by the Allocation Statement and to file all returns and reports in respect of the transaction herein contemplated, including all federal, state and local tax returns, on the basis of the Allocation Statement.

         Section 2.9 Security for the Balance Payment. In order to secure the payment of the Balance Payment as evidenced by the Note described in Section 2.5(f), Buyer shall provide a first priority security interest in and lien upon the Assets as provided in Section 2.5(h) and the guaranty as provided in Section 2.5(g). Buyer shall have the right to exclude from the Seller's security interest those Assets directly related to the developments listed on Schedule
2.9 hereof. If all sums due on the Balance Payment Date under the Note are paid in full when due, Seller shall, within 30 days of receipt from Buyer of the appropriate release forms, release the security interest created by the security agreement and the financing statement and shall satisfy the mortgage.






                                    ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF SELLER


         Seller represents and warrants to Buyer as of the date hereof and as of the Closing Date that:

         Section 3.1 Corporate Existence and Power. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Indiana, and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on the Business as now conducted. Seller is duly qualified to do business as a foreign corporation and is in good standing in the State of Florida.

         Section 3.2 Corporate Authorization. The execution, delivery and performance by Seller and Leadership of this Agreement and the Security System Contract Assignment are within Seller's and Leadership's corporate powers and have been duly authorized by all necessary corporate action on the part of Seller and Leadership. This Agreement and the Security System Contract Assignment constitute valid and binding agreements of Seller and Leadership and are enforceable against Seller and Leadership in accordance with their terms. Each and every other agreement, instrument, certificate or other document to which Seller is a party that is to be executed, delivered and performed by Seller pursuant hereto, when executed and delivered by Seller, will have been duly authorized, executed and delivered by Seller and when so executed and delivered by Seller will constitute legal, valid and binding obligations of Seller, enforceable against it in accordance with their terms.

         Section 3.3 Governmental Authorization. The execution, delivery and performance by Seller and Leadership of this Agreement and the Security System Contract Assignment require no action by or in respect of, or filing with, any Governmental Authority other than (i) compliance with any applicable requirements of the HSR Act and (ii) as described in Section 3.5.

         Section 3.4 Non-Contravention. The execution, delivery and performance by Seller and Leadership of this Agreement and the Security System Contract Assignment do not and will not (i) violate the certificate of incorporation or bylaws of Seller or Leadership, as the case may be, (ii) assuming compliance with the matters referred to in Section 3.3, violate any applicable Legal Requirement; (iii) assuming the obtaining of all Required Consents and Franchise Approvals, constitute a default under or give rise to any right of termination or cancellation of any right or obligation of Seller or Leadership, as the case may be, under any provision of any agreement, contract or other instrument binding upon Seller or Leadership, as the case may be, or by which any of the Assets is or may be bound or (iv) result in the creation or imposition of any Lien on any Asset, other than Permitted Liens.

         Section 3.5 Required Consents; Franchise Approvals. (a) Schedule 3.5(a) sets forth all franchises, licenses, authorizations, approvals and consents required pursuant to the Contracts or otherwise for (i) Seller to transfer the Assets and the Business to Buyer and (ii) Buyer to assume and perform the Contracts and the Authorizations, except for Franchise Approvals (each such consent, a "Required Consent" and together the "Required Consents").

                  (b) Schedule 3.5(b) sets forth all franchises, licenses, authorizations, approvals and consents (each, a "Franchise Approval" and together the "Franchise Approvals") required pursuant to the Authorizations for
(i) Seller to transfer the Assets and the Business to Buyer and (ii) Buyer to assume the Authorizations.

         Section 3.6 Financial Statement. The audited balance sheet and the related statements of income and cash flows of the Business taken as a whole for the year ended December 31, 1994, a copy of which is attached hereto as Schedule 3.6(a) and the unaudited balance sheet and the related statements of income and cash flows of the Business taken as a whole for the years ended December 31, 1992 and December 31, 1993 and the three month period ended March 31, 1995, copies of which are attached hereto as Schedule 3.6 (b) (collectively the "Financial Statements") fairly present in all material respects, in conformity with GAAP (except as may be indicated in the notes thereto), the financial position of the Business taken as a whole as of the dates thereof and its results of operations, cash flows and changes in financial position for each of the periods then ended. The Financial Statements have been prepared in accordance with the books and records of Seller.

         Section 3.7 Absence of Certain Changes. Except as set forth in Schedule 3.7, since December 31, 1994, the Business has been conducted in the ordinary course consistent with past practice, and there has not been:

                  (a) any event, occurrence, development or state of circumstances or facts which has had or could reasonably be expected to have a Material Adverse Effect;

                  (b) any creation or other occurrence of any Lien on any Asset, which is not removed on or before the Closing Date, other than Permitted Liens;

                  (c) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the Business or any Asset which has not been replaced or repaired (or adequate provision for its replacement or repair has not been made) which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect;

                  (d) the entering into of any contract, agreement, commitment or arrangement with any party, which will be binding on the Business or the Assets after the Closing Date and involve the expenditure of $100,000 or more, other than (i) one or more Cable Access Service Agreements and (ii) other contracts in the ordinary course of business;

                  (e) the modification, amendment, cancellation, termination, forfeiture, failure to renew or encumbrance in any manner (other than in the ordinary course of business consistent with past practice) of any of the Authorizations;

                  (f) any sale, assignment, lease or other transfer or disposition of any of the Assets, other than in the ordinary course of business consistent with past practice, which are not replaced on or prior to the Closing Date;

                  (g) except when the liability for payment shall remain with the Seller following the Closing Date, any (i) employment, deferred compensation, severance, retirement or other similar agreement entered into with any employee of the Business (or any amendment to any such existing agreement),
(ii) grant of any severance or termination pay to any such employee or (iii) change in compensation or other benefits payable to any such employee pursuant to any severance or retirement plans or policies, other than in the ordinary course of business consistent with past practice;
or

                  (h) except as set forth in Schedule 3.7(h), any change in any of Seller's billing rates related to the Business.

         Section 3.8 Properties. (a) Schedule 3.8(a) describes all of the Real Property on the date hereof, which Seller owns, leases or subleases, and which is used in connection with the Business, any title insurance policies and surveys with respect thereto, and any Liens thereon, specifying in the case of leases or subleases, the name of the lessor or sublessor, the lease term and basic annual rent.

                  (b) Schedule 3.8(b) describes all of the Personal Property on the date hereof with a book value in excess of $1,000 which Seller owns, leases or subleases, and any Liens thereon, specifying in the case of leases or subleases, the name of the lessor or sublessor, the lease term and basic annual rent.

                  (c) (i) Seller has good and marketable, indefeasible, fee simple title to, or in the case of leased Real Property or leased Personal Property has valid leasehold interests in, all Assets.

                           (ii)     The Real Property includes all real
property, and only such real property, as is used or held for use in connection with the conduct of the business and operations of the Business as heretofore conducted.

                           (iii)     All leases of Real Property or Personal
Property are in good standing and are valid, binding and enforceable in accordance with such of their terms as are essential to the rights of the Seller thereunder, and there does not exist under any such lease any material default or any event which with notice or lapse of time or both would constitute a material default.

                           (iv)      The buildings, structures and equipment
included in the Assets are in operating condition and have been maintained consistent with past practice and are suitable for their present uses and, in the case of buildings and other structures are structurally adequate.

                           (v)       The buildings and structures included in
the Assets currently have access to public roads or valid easements over private streets or private property for such ingress to and egress from all such plants, buildings and structures.

                           (vi)     None of the material structures on the Real
Property encroaches upon real property of another person, and no structure of any other person substantially encroaches upon any Real Property.

                  (d) No Asset is subject to any Lien, except Permitted Liens or Liens which will be removed on or prior to the Closing Date.

         Section 3.9 Sufficiency of and Title to the Assets. (a) The Assets constitute all of the assets or property used or held for use in the Business.

                  (b) Upon consummation of the transactions contemplated hereby, Buyer will have acquired good and marketable title in and to, or a valid leasehold interest in, each of the Assets, free and clear of all Liens, except for Permitted Liens.

         Section 3.10 No Undisclosed Liabilities. There are no liabilities of the Business of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no known existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than:

                  (i)      liabilities set forth on Schedule 3.10; and

                  (ii) other liabilities incurred in the ordinary course of business which, individually or in the aggregate, are not material to the Business, taken as a whole.

                  From and after the Closing Date, Buyer shall have no liability for obligation with respect to any or all of the Excluded Liabilities.

         Section 3.11 Litigation. Except as set forth on Schedule 3.11, there is no action, suit, proceeding, or known investigation pending, or to the best of Seller's knowledge, threatened against or affecting the Business or any Asset before any arbitrator or any Governmental Authority (i) which involves employment discrimination or which, if determined or resolved adversely would reasonably be expected to have a Material Adverse Effect or which would terminate or materially or adversely change the terms and conditions of the System's rights with respect to (A) pole attachment rights or rents, (B) subscriber rates or tariffs, (C) the rearrangement, relocation or removal of cable, amplifiers, towers or other property (including easements, rights of access and other such rights), (D) carriage of signals presently carried on the System (except for notices to blackout programming pursuant to FCC rules and regulations) or (E) the right to operate the System pursuant to the Authorizations or (ii) which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated hereby.

         Section 3.12 Material Contracts. (a) Schedule 3.12 sets forth, with respect to the Business, a true and complete list on the date of hereof of: (A) all leases of Real Property (both as lessor and lessee); (B) all leases of Personal Property (both as lessor and lessee); (C) all agreements to provide service to multiple dwelling units; (D) all programming contracts which relate to the System; (E) all pole attachment and conduit use agreements with utility companies; (F) all agreements between Seller and those broadcast stations which claim "must carry" rights which have received carriage and all retransmission consent agreements; (G) all agreements between Seller and any Governmental Authority, other than Authorizations, including rate regulation agreements and other agreements containing provisions that prohibit or restrict regulation by any Governmental Authority; (H) any partnership or joint venture contracts or arrangements or any other agreements involving a sharing of revenues or profits to which Seller is a party or by which it is bound and which affects or relates to the Assets; (I) any contracts or agreements for the sale of any of the Assets or the grant of any rights to purchase any of the Assets; (J) all agreements related to the Security System Business; and (K) all other agreements or contracts included in the Assets which: (1) involve an annual payment in excess of Fifty Thousand Dollars ($50,000); (2) involve total payments by Seller in excess of Two Hundred Thousand Dollars ($200,000); (3) do not terminate by their terms or are not cancelable by Seller without penalty on sixty (60) days, prior notice; or (4) are otherwise material to the operation of the Business (all such items under subsections (A) - (K) are collectively referred to as the "Material Contracts").
Schedule 3.12 also sets forth a true and complete list of all of the System's outstanding purchase orders in the amount of $50,000.00 or more on the date hereof. True and correct copies of the Material Contracts and outstanding purchase orders have been delivered or made available to Buyer.

                  (b) Each Material Contract and each other Contract disclosed in any Schedule to this Agreement or required to be disclosed pursuant to this
Section is a valid and binding agreement of Seller and is in full force and effect, and neither Seller nor, to the best of Seller's knowledge, any other party thereto is in material default or breach under the terms of any such Contract, nor, to the best of Seller's knowledge after due inquiry, has any event or circumstance occurred that, with notice or lapse of time or both, would constitute any event of material default thereunder. Seller is not aware of any intention by any party who is authorized to do so, to terminate or amend any Contract or to refuse to renew the same upon expiration of its term. For the purposes of this Section 3.12 (b), Seller shall be deemed to have knowledge of such intention only if the general manager of the System or any employee of Seller who is senior in rank to such general manager is aware of such intention.

                  (c) Schedule 3.12(c) sets forth for each bulkbilled agreement applicable to the Business, the names of the parties thereto, the number of units served, the current rate for Basic Service and Premium Service, the date of execution, the date of termination, whether consent is required to transfer such agreement to Buyer and whether the parties are currently operating under the original term of the agreement or under a renewal term. To the extent that there are any fees payable with respect to any Cable Service Access Agreement, such fees are disclosed in Schedule

3.12(c)-1. The rate for Basic Service charged pursuant to each of the bulkbilled agreements does not exceed the rate permitted to be charged under such agreement.

         Section 3.13 Interests of Management. None of Seller's shareholders, employees, officers, directors or Affiliates (other than Leadership) has any interest in any of the Assets and neither Seller nor any of such Persons has any stock or other ownership interest in any other Person which is a supplier to the System or which provides Multi-Channel Video Service in any community contiguous with the communities served by the System. For purposes of this Section, ownership of not more than 5% of the common or preferred stock of any publicly held company whose stock is listed on any recognized stock exchange or traded over-the-counter shall not be deemed an ownership interest.

         Section 3.14 Insurance Coverage. Seller has furnished to Buyer a list of all insurance policies and fidelity bonds relating to the Assets and the Business and its employees which are currently in full force and effect. There is no claim by Seller pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds or in respect of which such underwriters have reserved their rights. All premiums due and payable under all such policies and bonds have been paid. Except as set forth on Schedule 3.14, during the past three (3) years, no application by Seller for insurance with respect to the Assets has been denied for any reason. Seller has provided Buyer with a description of the history of all material insurance claims filed by it with respect to the Business within the last three (3) years.

         Section 3.15 Compliance with Laws and Court Orders. Seller is in compliance in all material respects with (i) all Legal Requirements of all Governmental Authorities having jurisdiction over the Assets or the Business and
(ii) the terms and provisions of any mortgage, lease, license, indenture, or agreement relating to the Assets or the Business. Seller has received no notice claiming a violation by Seller of any Legal Requirement applicable to the Business, as it is currently conducted, or to any of the Assets which has not been remedied. Seller has not committed any violation of any Legal Requirement in connection any Authorization which will adversely affect the Business and which remains uncorrected.

         Section 3.16 Receivables. All accounts, notes receivable and other receivables comprising the Assets are and, on the Closing Date, will be, valid and genuine. The aging schedule of the accounts receivable of the Business as of the date hereof, attached hereto as Schedule 3.16, was prepared in accordance with GAAP and is true and correct in all material respects.

         Section 3.17 Intellectual Property. (a) With respect to the Business and the Assets (i) Seller has not during the three years preceding the date of this Agreement been a defendant in any action, suit, investigation or proceeding relating to, or otherwise been notified of, any alleged claim or infringement of any patents, trademarks, service marks or copyrights, and Seller has no knowledge of any other claim or infringement by Seller, and (ii) Seller has no knowledge of any continuing infringement by any other Person of any Intellectual Property. No Intellectual Property is subject to any outstanding judgment, injunction, order, decree or agreement restricting the use thereof by Seller with respect to the Business or restricting the licensing thereof by Seller to any Person.

                  (b) During the three-year period preceding the date the most recent copyright reports were due, Seller has timely and accurately filed all required copyright reports, notices, statements, supplemental statements, and amendments and made all payments required in connection therewith, with the United States Copyright Office. Seller and the Business are entitled to hold and do now hold the compulsory copyright license described in Section 111 of the Copyright Act, which compulsory copyright license is in full force and effect and has not been revoked, canceled, encumbered or adversely affected in any manner. Except as set forth on Schedule 3.17(b), Seller is aware of no facts and has not received any notice or other communication asserting that the System is not in compliance with the Copyright Act.

         Section 3.18 Finders' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Seller or any of its Affiliates (including, without limitation, Leadership) who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement except Communications Equity Associates ("CEA"). The fee due to CEA will be paid at the Closing and will be shared equally by Seller and Buyer; provided however, Seller's share of such fee shall not exceed $250,000.

         Section 3.19  Environmental Compliance. (a) Except as disclosed on
Schedule 3.19:

                           (i)      in connection with or relating to the
Assets, Business or Real Property, no notice has been received with respect to any (A) alleged violation of any Environmental Law, (B) alleged failure to have any Environmental Permit, (C) Regulated Activity or (D) Release;

                           (ii)     no Regulated Activity has occurred at, on or
in connection with any Asset or any Real Property except for the storage of unleaded gasoline in a 20,000 gallon underground storage tank (the "UST") at 1595 S.W. 4th Avenue, Delray Beach, Florida 33444;

                           (iii)    no Release has occurred at, on or under any
Real Property;

                           (iv)     no Real Property is listed or proposed for
listing on the National Priorities List promulgated pursuant to CERCLA;

                           (v)      there are no Liens under Environmental Laws
on any of the Real Property or the Assets and no government actions have been taken or are in process which could subject any of such Real Property or Assets to such Liens. No notices or restrictions relating to Hazardous Substances have been or are required to be placed in any deed to any Real Property;

                           (vi)     there are no underground tanks for petroleum
products or other Hazardous Substances on any of the Real Property except for the UST, which tank is at present in compliance with all applicable Environmental Laws; and

                           (vii)    no Governmental Authority has ordered,
directed or requested that Seller or any person known to Seller undertake the investigation, assessment, or remediation of any Hazardous Substance(s) which was, is, may be or may have been located at or about any Real Property.

                  (b) There is no written report or study of which Seller has knowledge relating to Environmental Laws regarding any Asset or Real Property which has not been delivered to Buyer.

                  (c) Seller has complied and is in compliance in all material respects with all applicable Environmental Laws, including, without limitation, having obtained all permits or approvals, and made all filings required by the Environmental Laws to operate the Business as it is currently being operated.

         Section 3.20 Authorizations. (a) Seller has all Authorizations necessary for the conduct of the Business. Each Authorization is valid, is in full force and effect, is not in material default and is in accordance with all applicable Legal Requirements (including without limitation, FCC rules and regulations). The System is serving only those Franchise Areas and other areas set forth on Schedule 3.20. Except as set forth in Schedule 3.20, Seller has not made any commitments to any Governmental Authority that are not fully reflected in the Authorizations. There are no proposed increases in the fees and charges payable by Seller under any provisions of the Authorizations or of any other proposed modifications to any of the Authorizations. Schedule 3.20 sets forth a true and complete list, including expiration dates, of each municipality and all currently outstanding Authorizations issued to Seller by the FCC and each other Governmental Authority, including, without limitation, all current licenses, franchises, ordinances, permits, compliance certificates, any pending license or franchise application and those Authorizations relating to Business Radio Services and CARS, and for the System's earth stations. All filings, reports and notices required to be given or filed with the FCC and the Governmental Authorities granting any license or Federal Authorization in connection with the System and the carriage of all signals carried with respect thereto have been duly given or filed, and all such notices and reports are accurate and complete in all material respects. To best of Seller's knowledge, except as provided on Schedule 3.20, there is no fact or matter that could constitute a legally valid basis for revocation, suspension, termination or diminishment or elimination of any rights under any Authorization and no legal action, proceeding or known investigation is pending or, to the best of Seller's knowledge, threatened that could result in any of the foregoing. Seller has constructed and continues to construct the System as required by the Authorizations in all material respects. Complete and correct copies of such Authorizations have been furnished to Buyer.

         Section 3.21 Technical Compliance. All aeronautical frequencies in use in the System have been properly registered with the FCC, and on the Closing Date only aeronautical frequencies eligible under Part 76.612 of Title 47 of the Code of Federal Regulations shall be in use. The System provides reception on the channels set forth on the Information Sheet in compliance with the technical guidelines set forth in Part 76, Subpart K of Title 47 of the Code of Federal Regulations, and any additional standard for signal quality as set forth in the Authorizations and/or any other applicable Legal Requirement. Seller has delivered to Buyer a copy of the most recent FCC Form 320 filed with the FCC (Basic Signal Leakage Performance Report) for the System. Copies of the most recent signal leakage tests conducted in accordance with Section 76.611 of the FCC Rules and copies of the most recent "proof of performance" tests on the System have been delivered to Buyer by Seller ("Proof of Performance Tests"). Each of the signal leakage tests and the Proof of Performance Test was conducted on the System within the last year and in accordance with the testing procedures set forth in Section 76.601 and 76.609 of the Rules and Regulations of the FCC and evidence that the System meets or exceeds all the technical standard set forth in Section 76.605 of Rules and Regulations of the FCC.

         Section 3.22 Additional FCC Matters. (a) Set forth in Schedule 3.22(a)-1 are samples of all notices provided to subscribers and maintained in the public file of the System as required by FCC rules. Seller has submitted all required equal employment opportunity reports to the FCC, and has received equal employment certification from the FCC except as provided in Schedule 3.22(a)-2. Set forth in Schedule 3.22(a)-3 is a listing of all FCC licenses and authorizations used by the System, and the System is using no other communications devices required to be licensed by the FCC. Set forth in Schedule 3.22(a)-4 are copies of all reports and filings and amendments thereto filed with the FCC or any local franchising authority pursuant to the Cable Act. Seller has delivered to Buyer a true and correct copy of an actual and typical bill sent to a Basic Subscriber which provides all itemizations required by FCC regulations.

                  (b) Seller has provided syndicated exclusivity and network nonduplication protection to stations that have requested such protection and have otherwise satisfied the Legal Requirements entitling the stations to such protection, and has followed all FCC procedures applicable to origination cablecasting, equal time and personal attack obligations, obscenity, sponsorship identifications and sponsorship lists as specified by FCC rules and regulations.

                  (c) Except as provided in Schedule 3.22(c), Seller is aware of no facts and Seller has received no notice or other communication from any Person indicating or alleging that Seller is not in compliance with all requirements of (i) the FCC rules and regulations or the Cable Act, (ii) any Federal Authorization, or that any Federal Authorization has been revoked, suspended, has expired, or is otherwise not in full force and effect or (iii) any other applicable Legal Requirement.

                  (d) The System has no other tier of service other than Basic Service. Cable programming service (as referred to in the Cable Act) is part of the System's Basic Service.

         Section 3.23 Federal Aviation Authority. To the best of Seller's knowledge, Seller has obtained all necessary FAA approvals and waivers with respect to the System's towers. All existing towers of the System comply with the rules and regulations of the FAA and all other Governmental Authorities having jurisdiction thereof. To the extent required by the rules and regulations of the FAA, Seller has provided proper notice to the FAA prior to the construction or alteration of radio towers used in the operation of the System.

         Section 3.24   Subscriber and Revenue Data.

                  (a) Schedule 3.24(a) sets forth a true and complete list, as of March 31, 1995, the number of: (1) Basic Subscribers; and (2) Premium Units. Schedule 3.24(a) also sets forth a true and complete list of the Bulk-Billed Purchasers as of the date thereof.

                  (b) Schedule 3.24(b) sets forth a true and correct summary, in all material respects, for each calendar month for the fifteen months ended March 31, 1995, of the source of System revenues (Basic Service, Premium Service, additional outlet, converters (remote) rental, late and other fees, installation, advertising, shopping, guide, etc.).

                  (c) Schedule 3.24(c) sets forth a true and complete copy of the System's subscriber analysis for each calendar month for the twelve months ended December 31, 1994.

                  (d) Using its billing system, Seller bills subscribers monthly in advance prior to the first day of each subscriber billing cycle for services to be received during such billing cycle.

                  (e) Schedule 3.24(e) sets forth true and correct copies of the rate schedules (excluding periodic promotional activities in the normal course of business consistent with past practice or the availability of a promotional opportunity from a Premium Service provider) for the System as of the date hereof, identifying the rates charged to each type of subscriber for each tier of service provided by the System, and all equipment and other charges;

                  (f) Schedule 3.24(f) sets forth as of the date hereof true and correct copies of all notices required by the FCC to be delivered by the System to substantially all of its Subscribers; and

                  (g) Schedule 3.24(g) sets forth an aging analysis of the payment status of subscriber accounts receivable.

         Section 3.25 Legality of Signal Carriage. Schedule 3.25 sets forth as of the date hereof a true and complete list of all stations or signals carried or proposed to be carried on the System, describes whether each station or signal is acquired by microwave, satellite earth station or off-air reception or is locally originated, identifies the channel on which the station is carried, identifies which stations or signals are automated or alpha-numeric, identifies which stations or signals are included in the Basic Service, identifies which if any of such stations or signals are carried part-time and describes the classification of each station or signal for copyright purposes. The System is duly authorized to carry all stations or signals being carried and is presently carrying all stations or signals required to be carried and all signals are being carried in accordance with all rules and regulations of the FCC and the United States Copyright Office. Except as provided in Schedule 3.25, timely notice was sent in accordance with the Cable Act and FCC rules and regulations to each commercial and noncommercial station carried by the System which has "must carry" rights. There are no broadcast stations that are entitled to carriage under the FCC "must carry" rules which are not carried by the System, except as separately listed on Schedule 3.25. Schedule 3.25 also indicates, as to each broadcast station that is entitled to carriage on the System under FCC rules, whether the station has elected mandatory carriage or retransmission consent, the date of such station's notice and whether such station is considered a "low powered television station". A copy of each retransmission consent agreement entered into by Seller has been provided to Buyer. Except as set forth on Schedule 3.25, Seller is aware of no notices or demands challenging the right of the System to carry any television or broadcast channel or radio broadcast channel or other programming, or asserting an obligation of the System to carry any television or radio broadcast channel or other programming not carried by the System.

         Section 3.26   Certain System Information.

                  (a) Schedule 3.26(a) sets forth for the System a true and correct description, as of the date hereof, of: (A) the approximate miles of underground cable system plant; (B) the approximate miles of aerial cable system plant; (C) channel capacity; (D) addressability; (E) pay per view capability; and (F) the approximate number of residential dwelling units passed by the distribution cable of the System.

                  (b) Neither the FCC nor any other Governmental Authority has concluded, and Seller has not taken the position, that the System or the Authorizations are "small systems" as contemplated by the Cable Act.

                  (c) Except as set forth on Schedule 3.26(c), as of Closing Date, Seller will have been the direct and sole owner of the System for at least 36 consecutive months.

                  (d) A copy of an "as built" map of the System has been provided or made available to Buyer, which is correct in all material respects as of the date thereof.

                  (e) Except as set forth in Schedule 3.26(e) and except for customer claims (other than those on Forms 329 which are listed on Schedule 3.26(e)) arising in the ordinary course of business, none of which, individually or in the aggregate, are material, there are no claims pending or, to the best of Seller's knowledge after due inquiry, threatened against Seller with respect to the operation of the System.

                  (f) Except as set forth on Schedule 3.26(f) and as provided in the Cable Service Access Agreements, there are no legally binding commitments for capital improvements which Seller has made in connection with the System.

                  (g) Except as set forth on Schedule 3.26(g), there is no free service liability to subscribers existing with respect to the System.

                  (h) Except as set forth on Schedule 3.26(h), with respect to the System, Seller has not made a commitment to any Governmental Authority to maintain a local office in any location.

                  (i) Except as set forth on Schedule 3.26(i), there is no existing Overbuild and, to the best of Seller's knowledge, there is no Overbuild threatened.

         Section 3.27 Security System Business. Leadership is duly organized, validly existing and in good standing under the laws of the State of Florida, has the corporate power and authority to own and use its properties and to transact the business in which it is engaged, holds all licenses and permits reasonably required therefor and is not required to be licensed or qualified as a foreign corporation in any other jurisdiction. Schedule 3.27 contains a general description by category of the fixed and tangible assets owned by Leadership and used in the operations of the Security System Business, as presently conducted. Attached hereto as Schedule 3.27 is a list of the Security System Contracts which constitute all agreements of any nature to which Leadership is a party relating to the Security System Business. Except as disclosed on Schedule 3.27 attached hereto, Leadership or Seller has performed all material obligations required to be performed by it and is not in material default under, any Security System Contract to which it is a party or by which it or any of its properties are bound. Leadership has no knowledge of any material breach or anticipated material breach by the other parties to any contract or commitment to which it is a party or by which Leadership or any of its properties are bound. There are 2,499 billed security units set forth on the December 31, 1994 report.

         To the best knowledge of Seller, except as listed in Schedule 3.27, there are no written unresolved complaints by customers or other users of Leadership's electronic security services that, individually or in the aggregate, could have a Material Adverse Effect. All of Leadership's alarm systems conform in all material respects to the contracts pursuant to which they are installed.

         Each insurance policy with respect to Leadership's security business is on an "occurrence" basis, which means, for example, that if a claim arose after the Closing Date for an event which occurred prior to the Closing Date, Leadership's insurance policy in existence on the date such event occurred would cover such claim.


         Section 3.28  Agreements with Employees.

         (a) Except as set forth on Schedule 3.28(a), Seller is not a party to any employment agreement, written or oral, which cannot be terminated at will by Seller.

         (b) The names, titles and rates of compensation of all of the employees of the Seller related to the Business or Assets are listed on Schedule 3.28(b).

         (c) Seller's policy with respect to the amount of vacation time earned by employees is that all such time must be used in the calendar year in which it is earned.

         Section 3.29 Labor Relations. Except as set forth on Schedule 3.29, the employees of Seller are not parties to any collective bargaining agreement. This Agreement and the transactions contemplated hereunder shall not obligate Buyer to recognize any union or to assume any collective bargaining agreement that applies to Seller's employees. There currently are not, nor in the past five years have there been, any grievances, unfair labor practice claims, disputes or controversies with any union, or threats of strikes, work stoppages or any pending demands for collective bargaining by any union. Seller has received no notice of any grievances, unfair labor practice claims, disputes or controversies with any other organization of Seller's employees, or threats of strikes, work stoppages or any pending demands for collective bargaining by any such organization.


         Section 3.30 Restoration. Except as occurs in the ordinary course of business, no material restoration, repaving, repair or other work is required to be made by Seller to any street, sidewalk or abutting or adjacent area pursuant to the requirements of any ordinance, code, permit, easement or contract relating to the installation, construction or operation of the System. No property of any person or entity has been damaged, destroyed, disturbed or removed in the process of construction or maintenance of the System which has not been, or will not be, prior to Closing, repaired, restored or replaced, for which an adequate reserve has not been accrued by the Seller prior to Closing.

         Section 3.31 Right of First Refusal. Except as provided in Schedule 3.31, no person or entity has any option, warrant or right of first refusal to purchase either the System or any of the Assets. To the extent a person has a right of first refusal which is properly exercised and closed prior the Closing, the Purchase Price shall be reduced by the amount as, if and when received by the Seller on account of such exercise.

         Section 3.32 Disclosure. No representation or warranty by Seller in this Agreement or any Schedule or Exhibit, or any written agreement, statement, list or certificate furnished by Seller pursuant hereto, contains any untrue statement of a material fact, or omits to state a material fact required to be stated therein or necessary in order to provide Buyer with proper material information as the Assets.


                                    ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF BUYER


         Buyer represents and warrants to Seller as of the date hereof and as of the Closing Date that:

         Section 4.1 Organization and Existence. Buyer is a limited partnership duly formed, validly existing and in good standing under the laws of its jurisdiction of formation and has all powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

         Section 4.2 Authorization. The execution, delivery and performance by Buyer of this Agreement are within the powers of Buyer and have been duly authorized by all necessary action on the part of Buyer. This Agreement constitutes a valid and binding agreement of Buyer enforceable against Buyer in accordance with its terms. Each and every other agreement, instrument, certificate or other document to which Buyer is a party that is to be executed, delivered and performed by Buyer pursuant hereto, when executed and delivered by Buyer, will have been duly authorized , executed and delivered by Buyer and when so executed and delivered by Buyer will constitute legal, valid and binding obligations of Buyer, enforceable against it in accordance with their terms.

         Section 4.3 Governmental Authorization. The execution, delivery and performance by Buyer of this Agreement require no action by or in respect of, or filing with, any Governmental Authority other than (i) compliance with any applicable requirements of the HSR Act and (ii) the filing of FCC Form 394 in connection with the transfer of the Authorizations.

         Section 4.4 Non-Contravention. The execution, delivery and performance by Buyer of this Agreement do not and will not (i) violate the certificate of limited partnership or partnership agreement of Buyer or (ii) assuming compliance with the matters referred to in Section 4.3, violate any applicable Legal Requirement.

         Section 4.5 Finders' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Buyer or any of its Affiliates who might be entitled to any fee or commission from Seller or any of its Affiliates upon consummation of the transactions contemplated by this Agreement except CEA. The fee due to CEA will be paid at the Closing and will be shared equally by Seller and Buyer; provided however, Seller's share of such fee shall not exceed $250,000.

         Section 4.6 Litigation. There is no action, suit, investigation or proceeding pending, or to the knowledge of Buyer, threatened against or affecting, Buyer before any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated hereby.

         Section 4.7 Buyer's Financial Information. The audited balance sheet and the related statements of income and cash flows of Buyer taken as a whole for the year ended December 31, 1994 (the "Financial Statement") fairly present in all material respects, in conformity with GAAP (except as may be indicated in the notes thereto), the financial position of Buyer taken as a whole as of the dates thereof and its results of operations and changes in financial position for the period then ended. The Financial Statements have been prepared in accordance with the books and records or Buyer. Further, Buyer shall provide to Seller at Closing an unaudited financial statement of Buyer for the quarterly period most recently ended, certified by Buyer's chief financial officer, including a statement that there shall be no material deterioration in the financial condition of the Buyer between December 31, 1994 and the Closing Date.





                                    ARTICLE 5

                               COVENANTS OF SELLER

                               Seller agrees that:

         Section 5.1 Conduct of the Business. From the date hereof until the Closing Date, Seller shall conduct the Business in the ordinary course consistent with past practice and use reasonable efforts to preserve intact the business organizations and relationships with third parties and to keep available the services of the present employees of the Business. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, with respect to the Business, Seller will:

                  (a) promptly notify Buyer in writing if Seller shall learn of a representation or warranty given by it being or becoming untrue at or prior to Closing;

                  (b) continue to maintain all of the business records of the Business in accordance with its past practice;

                  (c) pay all debts and obligations of or relating to the Business as they become due consistent with past practice;

                  (d)      maintain Seller's corporate existence;

                  (e) comply in all material respects with all applicable Legal Requirements (including, without limitation, regulations of Governmental Authorities and ordinances relating to the System) and all Contracts and Authorizations;

                  (f) maintain inventory levels, which shall include sufficient quantities of amplifiers, line extenders, installation materials and converters, to operate the System in the ordinary course consistent with past practice;

                  (g) except as set forth in Schedule 3.7(h), not delete, substitute or add any programming service on the System or enter into any contract, agreement, commitment, license or understanding therefor or change the channel alignment without Buyer's consent, which shall not be unreasonably withheld or delayed;

                  (h) except as set forth in Schedule 3.7(h), not make any change in its subscriber rates without Buyer's prior written consent, which shall not be unreasonably withheld or delayed; provided, however, that if Seller is required to change its subscriber rates pursuant to a regulatory order, Seller may do so without the consent of Buyer upon 30 days written notice to Buyer (unless a shorter notice period is required to comply with such order);

                  (i) replace subscriber drops that do not comply with the current provisions of the National Electrical Safety Code in the ordinary course consistent with past practice;

                  (j) continue to implement its procedures for disconnection and discontinuance of service to Subscribers whose accounts are delinquent in accordance with those in effect on the date of this Agreement;

                  (k) continue to give all customary notices to subscribers after Buyer has approved the text thereof;

                  (l) not enter into any retransmission consent or similar agreements or amend any existing retransmission consent or similar agreements without the prior written consent of Buyer, which shall not be unreasonably withheld or delayed;

                  (m) except as consistent with past practices and except for promotional opportunities made available in the ordinary course of business by any programming supplier, not conduct any extraordinary or unusual marketing or collection programs, including, without limitation, any amnesty programs, or any extraordinary collection practices which might adversely affect customer relationships;

                  (n) not grant any increase in the rate of wages, salaries, bonuses or other remuneration of any employee in excess of 4% in the aggregate;

                  (o) except in ordinary course consistent with past practice, not sell, transfer or assign any assets used or useful in connection with the Business unless replaced by a similar asset;

                  (p) continue to make capital expenditures in accordance with past practices; and

                  (q) use its best efforts to obtain confirmation of the extension of the current bulk service agreement for the Coco Woods development for a period of two years.


         Section 5.2 Access to Information. From the date hereof until the Closing Date, Seller (i) will give Buyer, its counsel, financial advisors, auditors and other authorized representatives full access to the offices, properties, books and records of Seller relating to the Assets and the Business,
(ii) will furnish to Buyer, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to the Assets or Business as such Persons may reasonably request, (iii) will furnish monthly financial statements as and when prepared in accordance with recent past practices, and (iv) will instruct the employees, counsel and financial advisors of Seller to cooperate with Buyer in its investigation of the Business. Any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the Business.

         Section 5.3 Notices of Certain Events. Seller shall use its best efforts to notify Buyer of:

                  (a) any written notice or other written communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

                  (b) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement or relating in any way to an alleged violation of any Legal Requirement applicable to the Business;

                  (c) any action, suit, claim, investigation or proceeding commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting Seller or the Business that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section
3.11 or that relates to the consummation of the transactions contemplated by this Agreement;

                  (d) the filing of any FCC Form 328 or FCC Form 329 with respect to the System, and any notice of a change in status of any of the FCC certifications filed with respect to the System or a change in the status of any complaint with respect to the cable communications service rates charged to Basic Subscribers; and

                  (e) any Cable Act Petitions, Cable Act Orders and Cable Act Notices filed or received by Seller.

         Section 5.4 Noncompetition. On the Closing Date, Buyer, Seller and Leadership shall each execute and deliver the Non-Competition Agreement in the form attached hereto as Exhibit E.

         Section 5.5 Use of Seller's Name. For a period up to 180 days after the Closing Date, Buyer may continue to operate the Business using Seller's fictitious names and all derivations and abbreviations of such names and related marks. Within 180 days after the Closing Date, Buyer shall discontinue using and shall dispose of all items of stationery, business cards and literature bearing such names or marks. Notwithstanding the foregoing, Buyer will not be required to remove or discontinue using any such name or mark that is affixed to converters or other items in or to be used in subscribers' homes or properties, or as are used in a similar fashion making such removal or discontinuation impracticable for Buyer.

         Section 5.6 Capital Leases. Seller shall pay the remaining balance of any capital lease, if any, for any Personal Property and deliver the title to such Personal Property free and clear of all Liens to the Buyer at the Closing.

         Section 5.7 Consents. Seller shall use its best efforts to obtain, as soon as possible and at its expense, all the Required Consents and Franchise Approvals, in writing and in form and substance reasonably satisfactory to Buyer. All Required Consents and Franchise Approvals shall permit transfer to Buyer or its Affiliates; unless (i) the failure to designate a specific transferee shall materially delay the granting or consideration of the request for such Required Consent or Franchise Approval, in which case Buyer shall immediately designate such transferee, or (ii) the Governing Authority shall require the financial or performance guarantee of Buyer, in which case such guarantee shall be given. Seller shall notify Buyer in advance of and give Buyer an opportunity to participate in all material contacts with, and provide copies of all correspondence to or from, any franchising authorities in connection with the Authorizations. Buyer shall, promptly and diligently upon reasonable request, cooperate with Seller to obtain all Required Consents and Franchise Approvals, but Buyer shall not be required to agree to any material adverse changes in, or the imposition of any condition to the transfer to Buyer of, any Contract or Authorization as a condition to obtaining any Required Consent or Franchise Approval.

         Section 5.8 Agreement to Consult. For the six month period immediately following the Closing Date, upon the request of Buyer, Seller shall, and shall use its best efforts to cause such of its employees, agents or representatives as Buyer may request from time to time, to consult with or advise Buyer or any of its Affiliates with respect to the operation (and in particular the billing system and related software programs) of the System, in order to effect a smooth transition of ownership of the System, at Buyer's cost.

         Section 5.9 Supplements to Schedules. Five Business Days prior to the Closing Date, Seller shall deliver to Buyer new Schedules to this Agreement that are amended or supplemented to update the information contained therein as of such date. No supplement or amendment of any of the schedules made pursuant to this Section shall be deemed to cure any breach of any representation or warranty made in this Agreement unless Buyer specifically agrees thereto in writing.


         Section 5.10 Damage to Assets. (a) The risk of any loss or damage to the Assets and the System resulting from fire, theft or any other casualty (but excluding any loss or damage attributable to reasonable wear and tear) ("Damage") shall be borne by Seller at all times prior to the Closing. In the event that any such Damage shall be sufficiently substantial so as to preclude and prevent resumption of normal operations of all or any portion of the System within twenty (20) days from the occurrence of the event resulting in such loss or damage, Seller shall immediately notify Buyer in writing of its inability to resume normal operations or to replace or restore the lost or damaged property, and Buyer, at any time within ten (10) days after receipt of such notice, any elect either (a) to waive such defect and proceed toward consummation of the transaction in accordance with the terms of this Agreement, or (b) to terminate this Agreement. If Buyer elects to terminate this Agreement pursuant to this Section, the parties hereto shall stand fully released and discharged of any and all obligations hereunder.

                  (b) If Buyer shall elect to consummate this transaction notwithstanding such Damage and does so, there shall be no diminution of the Purchase Price, and all insurance proceeds (other than for bodily injury or for damage to property other than the Assets or for business interruption prior to the Closing Date) payable as a result of the occurrence of the event resulting in the Damage shall be delivered to Buyer, or the rights thereto shall be assigned to Buyer if not yet paid over to Seller, and Seller shall pay to Buyer the amount of any deductible associated with the insurance claim.

                  (c) Notwithstanding the provisions of this Section 5.10, in the event of Damage to the System which is not material damage to the System, Seller shall have the full responsibility for the completion of all necessary repair and/or restoration work with respect to such Damage, whether or not such work is capable of being completed prior to the Closing Date, and shall promptly and with due diligence, in a prudent and workmanlike manner, proceed with such work, time being of the essence.

                  Section 5.11 Employees. Seller shall terminate all of its employees immediately prior to Closing. Except for accrued vacation pay for Transferred

Employees which is included as an adjustment to the Closing Payment pursuant to
Section 2.5(d), Seller shall remain solely responsible for any termination benefits to which any of the employees is entitled by reason of such termination whether or not such person is subsequently employed by Buyer. Buyer shall have no obligation to offer employment to any of the employees of Seller. Buyer shall notify Seller at least fifteen (15) days prior to the Closing Date of those employees to whom Buyer intends to offer employment. Seller shall refrain from making any statements or communications to its employees regarding subsequent employment by Buyer or Buyer's employment policies without Buyer's prior written consent.

                  Section 5.12 Leadership Assignment. Leadership shall assign to Seller immediately prior to Closing the Security System Contracts and all other assets relating to the Security System Business and Seller hereby agrees to assume the rights and obligations of Leadership under the Security System Contracts.

                  Section 5.13 Underground Tank Environmental Examination. Buyer may, at any time prior to the Closing Date, examine, or have its authorized agents examine, the soil and ground water in the area of and adjacent to the UST and all related piping and equipment (the "UST Site") to determine if there has been a Release. If Buyer or its authorized agents shall determine that there has been a Release requiring remediation, Seller shall have a qualified environmental remediation firm examine the UST Site to determine the necessity and extent of the necessary remediation and, if it is determined that remediation is required, Seller shall promptly and diligently undertake all necessary actions to remediate all Hazardous Substances detected at the UST Site to the reasonable satisfaction of the Governing Authorities having jurisdiction of such remediation. If Seller shall fail to complete such remediation prior to the Closing Date, Seller shall continue to diligently pursue such remediation until it is completed to the reasonable satisfaction of the Governing Authorities having jurisdiction of the UST Site. All costs of conducting the examination shall be borne by the Buyer including the excavation and removal of the UST and the fill required upon completion of the removal. Further all risk of a Release during the excavation and examination shall be borne by the Buyer. All costs of remediation, if any, shall be borne by the Seller. Seller shall, promptly upon notice from Buyer, remove the petroleum in the UST.


                                    ARTICLE 6

                               COVENANTS OF BUYER

                               Buyer agrees that:


         Section 6.1   Confidentiality.

         (a) All oral and written information concerning the Seller received by Buyer from Seller (the "Evaluation Material") will be used solely for the purpose of evaluating the transaction contemplated by this Agreement and, unless the transaction contemplated by this Agreement shall be completed, will not be used by Buyer in any way directly or indirectly detrimental to Seller. Buyer recognizes that the Evaluation Material is and shall be confidential information and proprietary to Seller at all times prior to the Closing. Buyer acknowledges and agrees that it will have access to Proprietary Information (as defined below) and that disclosure or unauthorized dissemination of such Proprietary Information by Buyer may injure Seller. Therefore, Buyer agrees that, in the event that this Agreement is terminated without a Closing for any reason, it will not, for a period of three (3) years from the date hereof disseminate (except for purposes of this Agreement), reveal or divulge any Proprietary Information unless authorized by Seller or required pursuant to Legal Requirements and for a period of four (4) years with respect to Cable Service Access Agreements, or agreements with others for the provision of cable services or security services.


         "Proprietary Information" shall mean all information contained in the Evaluation Material, including, but not limited to, Cable Service Access Agreements and other agreements for the provision of cable services or security services, but shall not include the information specifically excluded from the definition of Evaluation Material pursuant to Section 6.1(b) below.

         Buyer may disclose the Evaluation Material or portions thereof to those of its directors, officers and employees and representatives of its lenders and advisors (the persons to whom such disclosure is permissible being collectively called "Representatives"), who need to know such information for the purpose of evaluating the possible transaction with the Seller (it being agreed that such Representatives will be informed of the confidential nature of the Evaluation Material and will agree to be bound by these provisions and not to disseminate or disclose the information to any other person). Buyer agrees to be responsible for any breach of these provisions by its Representatives. Buyer may disclose Evaluation Material to the extent required by law (including applicable securities laws). Additionally, in the event that Buyer or any of its Representatives become legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any of the Evaluation Material, it shall provide Seller with prompt prior written notice of such requirement so that Seller may seek a protective order or other appropriate remedy and/or waive compliance with this provision. In the event that such protective order or other remedy is not obtained, Buyer agrees to furnish only that portion of the Evaluation Material which Buyer is advised by written opinion of counsel is legally required to be disclosed.

         (b) The term "Evaluation Material" does not include any information which (i) at the time of disclosure or thereafter is known by the public (other than as a result of a disclosure directly or indirectly by Buyer or its Representatives), (ii) was in Buyer's possession prior to Seller furnishing Buyer with such information, (iii) becomes available to Buyer on a nonconfidential basis from a source other than Seller or any representative or agent of Seller; provided that such source is not known to Buyer to be bound by a confidentiality agreement with Seller or any representative or agent of Seller, or otherwise prohibited from transmitting the information to Buyer or its Representatives by a contractual, legal or fiduciary obligation, or (iv) has been independently developed by Buyer or its Representatives without any violation of the provisions of this Section 6.1.

         (c) If this Agreement is terminated, Buyer promptly will return to Seller all copies of the Evaluation Material in its possession or in the possession of its Representatives, and Buyer will destroy all copies of any analyses, compilation, and studies or other documents prepared by Buyer or its Representatives for use in connection with its evaluation of the System, the Assets or the Business, which contains or reflects any Evaluation Material.

         Section 6.2 Subscriber Reports. Quarterly, commencing April 1, 1996, and continuing on the first day of each January, April, July and October thereafter, Buyer shall deliver to Seller a certificate, dated as of the date given, signed by an authorized officer of Buyer stating the number of Basic Subscribers of the System as of the first day of each full month since the date of the last certificate except for the first certificate which shall commence with the number of Basic Subscribers on January 1, 1996. The obligation to provide such certificate shall terminate on the date of the final payment of the Balance Payment or the Supplemental Balance Payment, whichever is later.

         Section 6.3 Financial Reports. Quarterly, commencing April 1, 1996 and continuing on the first day of each January, April, July and October thereafter, Buyer and, if Buyer is other than Olympus Communications, L.P., the party (being either Olympus Communication, L.P., or Adelphia Communications Corporation) issuing the guarantee required in Section 2.5(g) shall provide the most recently published financial statement for each.


                                    ARTICLE 7

                            COVENANTS OF BOTH PARTIES

                          Buyer and Seller agree that:

         Section 7.1 Best Efforts; Further Assurances. (a) Subject to the terms and conditions of this Agreement, Buyer and Seller will each use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. Seller and Buyer each agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement and to vest in Buyer good and marketable title to the Assets.

                  (b) Seller hereby constitutes and appoints, effective as of the Closing Date, Buyer and its successors and assigns as the true and lawful attorney of Seller with full power of substitution in the name of Buyer or in the name of Seller, but for the benefit of Buyer (i) to collect for the account of Buyer any of the Assets and (ii) to institute and prosecute all proceedings which Buyer may in its sole discretion deem proper in order to assert or enforce any right, title or interest in, to or under the Assets, and to defend or compromise any and all actions, suits or proceedings in respect of the Assets. Buyer shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest in respect thereof.

         Section 7.2 Certain Filings. Seller and Buyer shall cooperate with one another (a) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any of the Contracts, in connection with the consummation of the transactions contemplated by this Agreement, (b) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers and (c) in preparing and filing the necessary application under the HSR Act within 30 day of the date hereof.

         Section 7.3 Public Announcements. The parties agree to use its best efforts to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange or association (including the National Association of Securities Dealers), will use its best efforts not to issue any such press release or make any such public statement prior to such consultation.

                                    ARTICLE 8

                                   TAX MATTERS

         Section 8.1 Tax Definitions. The following terms, as used herein, have the following meanings:

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Post-Closing Tax Period" means any Tax period (or portion thereof) ending after the Closing Date.

         "Pre-Closing Tax Period" means any Tax period (or portion thereof) ending on or before the close of business on the Closing.

         "Tax" means any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, capital, paid-up capital, profits, greenmail, license, withholding on amounts paid to or by Seller or the Business, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge or any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Authority (domestic or foreign) responsible for the imposition of any such tax.

         Section 8.2 Tax Representations. Seller hereby represents and warrants to Buyer that:

                  (a) Seller has timely paid all Taxes payable by it for the Pre-Closing Tax Period which are required to be paid on or prior to the Closing Date, the non-payment of which could result in a Lien on any Asset, could otherwise adversely affect the Business or could result in Buyer or any Affiliate of Buyer becoming liable or responsible therefor.

                  (b) Seller has established, in accordance with GAAP, adequate reserves for the payment of, and will timely pay all Tax liabilities, assessments, interest and penalties which arise from or with respect to the Assets or the operation of the Business and are incurred in or attributable to the Pre-Closing Tax Period, the non-payment of which could result in a Lien on any Asset, could otherwise adversely affect the Business or could result in Buyer or any Affiliate of Buyer becoming liable therefor.

                  (c) Seller has not received any written notice of audit, deficiency or assessment with respect to any Tax, the nonpayment of which could result in a Lien on any Asset, could otherwise adversely affect the Business or could result in Buyer or any Affiliate of Buyer becoming liable therefor.

                  (d) Schedule 8.2 sets forth the states with which Seller has filed any Tax return relating to the Business.

         Section 8.3 Tax Cooperation and Other Tax Matters. (a) Buyer and Seller agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Assets and the Business as is reasonably necessary for the filing of all Tax returns, and making of any election related to Taxes, the preparation for any audit by any taxing authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax return. Seller and Buyer shall cooperate with each other in the conduct of any audit or other proceeding related to Taxes involving the Business.

                  (b) All real property taxes, personal property taxes and similar ad valorem obligations levied with respect to the Assets for a taxable period which includes (but does not end on) the Closing Date shall be apportioned between Seller and Buyer as of the Closing Date based on the number of days of such taxable period included in the Pre-Closing Tax Period and the number of days of such taxable period included in the Post-Closing Period using the maximum allowable discount. Seller shall be liable for the proportionate amount of such taxes that is attributable to the Pre- Closing Tax Period, and Buyer shall be liable for the proportionate amount of such taxes that is attributable to the Post-Closing Tax Period. Within 90 days after the Closing, Seller and Buyer shall present a statement to the other setting forth the amount of reimbursement to which each is entitled under this Section 8.3(b) together with such supporting evidence as is reasonably necessary to calculate the proration amount. The proration amount shall be paid by the party owing it to the other within 15 days after delivery of such statement to the extent that the amount has not been taken into account as "Current Assets" or "Total Liabilities," as the case may be, in determining the adjustments to the Purchase Price under Section 2.5(c). Thereafter, Seller shall notify Buyer upon receipt of any bill for real or personal property taxes relating to the Assets, part or all of which are attributable to the Post-Closing Tax Period, and shall promptly deliver such bill to Buyer who shall pay the same to the appropriate taxing authority, provided that if such bill covers the Pre-Closing Tax Period, to the extent that the proportionate amount has not been taken into account as "Total Liabilities" in determining the adjustments to the Purchase Price under Section 2.5(c), Seller shall also remit prior to the due date of assessment to Buyer payment for the proportionate amount of such bill that is attributable to the Pre-Closing Tax Period. In the event that either Seller or Buyer shall thereafter make a payment for which it is entitled to reimbursement under this
Section 8.3(b), and to the extent that the amount has not been taken into account as "Current Assets" or "Total Liabilities," as the case may be, in determining the adjustments to the Purchase Price under Section 2.5(c), the other party shall make such reimbursement promptly but in no event later than 30 days after the presentation of a statement setting forth the amount of reimbursement to which the presenting party is entitled along with such supporting evidence as is reasonably necessary to calculate the amount of reimbursement. Any payment required under this Section and not made within 10 days delivery of the statement shall bear interest at the rate per annum determined, from time to time, under the provisions of section 6621(a)(2) of the Code for each day until paid.

                  (c) In the case of any Taxes (other than any real property taxes, personal property taxes and similar ad valorem obligations) that are payable for a taxable period that includes (but does not end on) the Closing Date, the amount of such Taxes attributable to the Pre-Closing Tax Period shall be deemed equal to the amount which would be payable if the relevant taxable period ended on the Closing Date.

                  (d) Any transfer, documentary, sales, use or other Taxes assessed upon or with respect to the transfer of the Assets to Buyer and any recording or filing fees with respect thereto shall be the responsibility of Buyer.

                  (e) At the Closing, Seller shall deliver to Buyer certificate as required by Treasury regulations Section 1.1445 to the effect that Seller is not a "foreign person" as defined in Section 1445 of the Code.

                  (f) Seller shall not take or omit to take any action out of the ordinary course of business consistent with past practice if such action or omission would have the effect of increasing the Tax liability relating to the Business, the Buyer, or any of Buyer's Affiliates.




                                    ARTICLE 9

                                EMPLOYEE BENEFITS


         Section 9.1 Employee Benefits Definitions. The following terms, as used herein, having the following meanings:

         "Employee Plans" means each "employee benefit plan", as such term is defined in Section 3(3) of ERISA, that (i) is maintained, administered or contributed to by Seller or any of its ERISA Affiliates (as defined below) and (ii) covers any employee of the Business.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" of any entity means any other entity which, together with such entity, would be treated as a single employer under Section 414 of the Code.

         "Multiemployer Plan" means each Employee Plan that is a multiemployer plan, as defined in Section 3(37) of ERISA.

         Section 9.2 ERISA Representations. Seller hereby represents and warrants to Buyer that:

                  (a) Schedule 9.2(a) sets forth a list of all Employee Plans. No Employee Plan is a Multiemployer Plan and no Employee Plan is subject to Title IV of ERISA. Neither Seller nor any of Seller's ERISA Affiliates has incurred any liability under Title IV of ERISA arising in connection with the termination of any plan covered or previously covered by Title IV of ERISA that could become, after the Closing Date, an obligation of Buyer or any of its Affiliates.

                  (b) No Employee Plan is intended to be qualified under
Section 401(a) of the Code.

                  (c) Schedule 9.2(c) includes a list of each employment, severance or other similar contract, arrangement or policy (written or oral) and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not an Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by Seller or any of its ERISA Affiliates and (iii) covers any U.S. employee of the Business. Such contracts, plans and arrangements as are described above, copies or descriptions of all of which have been made available or furnished previously to Buyer are hereinafter referred to collectively as the "Benefit Arrangements." Each Benefit Arrangement has been maintained in compliance in all material respects with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangement.

                  (d) With respect to the employees of the Business, there are no employee post-retirement medical or health plans in effect, except as required by Section 4980B(f) of the Code.

                  (e) The Assets are not now nor will they after the passage of time be subject to any Lien imposed under Code Section 412(n) by reason of the failure of Seller or its ERISA Affiliates to make timely installments or other payments required by Code Section 412.

                  (f) No Transferred Employee will become entitled to any retirement, severance or similar benefit or enhanced benefit solely as a result of the transactions contemplated hereby.

         Section 9.3 Employees and Offers of Employment. Buyer may, but shall have no obligation to, offer employment to any of the current employees of the Business pursuant to this Section 9.3(a). Not less than sixty (60) days prior to the Closing Date, Seller shall provide to Buyer a list of all then-active employees of the Business, showing then current positions and rates of compensation. Not less than fifteen (15) days prior to the Closing Date, Buyer will notify Seller in writing which employees will be hired by Buyer or its Affiliates ("Buyer's List"). On the Closing Date, Buyer shall offer employment to all active employees of the Business on Buyer's List; provided, that Buyer may terminate at any time after the Closing Date the employment of any employee who accepts such offer. For purposes of this Article 9, the term "active employee" shall mean any Person who, on the Closing Date, is actively employed by Seller or who is on short-term disability leave, authorized leave of absence, military service or lay-off with recall rights as of the Closing Date (such inactive employees shall be offered employment by Buyer as of the date they return to active employment), but shall exclude any other inactive or former employee including any Person who has been on long-term disability leave or unauthorized leave of absence or who has terminated his or her employment, retired or died on or before the Closing Date. Any such offers shall be at such salary or wage and benefit levels and on such other terms and conditions as Buyer shall in its sole discretion deem appropriate. The employees who accept and commence employment with Buyer are hereinafter collectively referred to as the "Transferred Employees". Seller will not take, and will cause each of its subsidiaries not to take, any action which would impede, hinder, interfere or otherwise compete with Buyer's effort to hire any Transferred Employees. Buyer shall not assume responsibility for any Transferred Employee until such employee commences employment with Buyer.

         Section 9.4 Seller's Employee Benefit Plans. (a) Seller shall retain all obligations and liabilities under the Employee Plans and Benefit Arrangements in respect of each employee or former employee (including any beneficiary thereof) who is not a Transferred Employee.

                  (b) With respect to the Transferred Employees (including any beneficiary or dependent thereof), Seller shall retain (i) all liabilities and obligations arising under any group life, accident, medical, dental or disability plan or similar arrangement (whether or not insured) to the extent that such liability or obligation relates to contributions or premiums accrued (whether or not payable), or to claims incurred (whether or not reported), on or prior to the Closing Date, (ii) all liabilities and obligations arising under any worker's compensation arrangement to the extent such liability or obligation relates to the period prior to the Closing Date, including liability for any retroactive workman's compensation premiums attributable to such period and
(iii) all other liabilities and obligations arising under the Employee Plans and the Benefit Arrangements to the extent any such liability or obligation relates to the period prior to the Closing Date, including, without limitation, liabilities and obligations in respect of accruals through the Closing Date under any bonus plan or arrangement, any vacation plans, arrangements and policies.

                  (c) With respect to any Transferred Employee (including any beneficiary or dependent thereof) who enters a hospital or is on short-term disability covered under any Benefit Arrangement or Employee Plan on or prior to the Closing Date and continues in a hospital or on short-term disability after the Closing Date, Seller shall be responsible for claims and expenses incurred both before and after the Closing Date in connection with such Person, to the extent that such claims and expenses are covered by a Benefit Arrangement Employee Plan, until such time, (if any) that, in the case of a Transferred Employee, such Person resumes full-time employment with Buyer or one of its Affiliates and, in the case of any beneficiary or dependent of a Transferred Employee, such Person's hospitalization has terminated. With respect to any Benefit Arrangements Employee Plan covering medical expenses and other costs relating to pregnancies and maternity leave, Seller shall be responsible for all claims (whether or not reported) and expenses incurred during the period prior to and ending on the Closing Date.

                  (d) Seller shall be responsible, and Buyer shall have no responsibility, for all severance obligations to all employees who do not become Transferred Employees.

                  (e) Buyer shall cover each Transferred Employee with medical insurance substantially similar to that provided to other like employees of Buyer.

         Section 9.5 No Third Party Beneficiaries. No provision of this Article shall create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of Seller or of any of its subsidiaries in respect of continued employment (or resumed employment) with either Buyer or the Businesses or any of their Affiliates and no provision of this Article 9 shall create any such rights in any such Persons in respect of any benefits that may be provided, directly or indirectly, under any Employee Plan or Benefit Arrangement or any plan or arrangement which may be established by Buyer or any of its Affiliates. No provision of this Agreement shall constitute a limitation on rights to amend, modify or terminate after the Closing Date any such plans or arrangements of Buyer or any of its Affiliates.




                                                     ARTICLE 10

                                               CONDITIONS TO CLOSING

         Section 10.1 Conditions to the Obligations of Each Party. The obligations of Buyer and Seller to consummate the Closing are subject to the satisfaction or waiver of the following conditions:

                  (a) Any applicable waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated.

                  (b) No provision of applicable law and no judgment, injunction, order or decree shall prohibit the consummation of the Closing.

                  (c) No proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted by any Person before any arbitrator or Governmental Authority and be pending.

         Section 10.2 Conditions to Obligation of Buyer. The obligation of Buyer to consummate the Closing is subject to the satisfaction or waiver of the following further conditions:

                  (a) (i) Seller shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Closing Date, (ii) the representations and warranties of Seller contained in this Agreement and in any certificate or other writing delivered by Seller pursuant hereto shall be true and correct in all material respects (except, with respect to any statements in a representation or warranty that are limited by a statement of materiality, such statement shall be true and correct in all respects giving effect to such limitation) at and as of the Closing Date, as if made at and as of such date and (iii) Buyer shall have received a certificate signed by an appropriate executive officer of Seller to the foregoing effect.

                  (b) Buyer shall have received (i) an opinion of Ice, Miller Donadio & Ryan and/or Alley, Maass, Rogers & Lindsay, P.A., counsel to Seller, dated the Closing

Date, as to the matters and substantially in the form set forth on Exhibit F hereto and (ii) the opinion of Seller's FCC counsel as to the matters and substantially in the form set forth on Exhibit G hereto.

                  (c) Seller shall have received all Franchise Approvals and Required Consents, in each case in writing and in form and substance reasonably satisfactory to Buyer, and no such Franchise Approval or Required Consent shall have been revoked.

                  (d) The System shall have, as of the Closing Date, at least 43,000 Basic Subscribers.

                  (e) Buyer shall have entered into or received a valid assignment of a retransmission consent agreement with each broadcaster whose signal is carried on the System at the Closing who did not make a so-called "must carry" election under the Cable Act on terms and conditions reasonably acceptable to Buyer.

                  (f) Buyer shall have entered into license agreements for pole attachments with each of the parties (other than Seller) to the license agreements for pole attachments listed on Schedule 3.12 or provided for or made alternative arrangements reasonably acceptable to Buyer for use of such pole attachments without violation of any Legal Requirement.

                  (g) To the extent required, Seller shall have obtained and delivered to Buyer a waiver of the antitrafficking provisions of the rules and regulations of the FCC under the Cable Act with respect to the transactions contemplated by this Agreement.

                  (h) Buyer shall have conducted an Environmental Assessment of the Assets (including the Real Property), which Environmental Assessment will identify and delineate, to the fullest extent possible, all Environmental Liabilities in connection with such Assets and Real Property and which Assessment shall be satisfactory to the Buyer in its sole discretion. For purposes of this provision, an Environmental Assessment means: (1) a Phase I report in accordance with a scope of work provided by Buyer, and (2) if warranted by the facts discovered in the Phase I report, in Buyer's sole discretion, a Phase II report in order to identify the existence and extent of Hazardous Substances at the Real Property or in buildings or other structures on the Real Property. Such a Phase II report shall include, but shall not be limited to, the physical sampling and analytical analysis necessary to determine the existence and extent of particular types of contamination. The cost of the Environmental Assessment shall be borne by Buyer.

                  (i) Buyer shall have received all documents it may reasonably request relating to the existence of Seller and the authority of Seller for this Agreement, all in form and substance reasonably satisfactory to Buyer.

                  (j) Seller shall have delivered to Buyer, at Seller's expense, at least two (2) weeks prior to the Closing Date, lien searches dated not more than forty (40) days prior to the Closing Date showing all UCC-1 financing statements filed with any filing offices wherein Seller or Leadership is named a debtor, all federal, state or local tax liens filed against the Seller or Leadership, all recorded mortgages with respect to the Business or the Assets naming Seller as a mortgagor, all unsatisfied judgments naming Seller or Leadership as a judgment debtor and all pending litigation relating to the Business or the Assets in which Seller or Leadership is a defendant, all of which shall be released or terminated prior to or at the Closing.

                  (k) Seller shall have delivered to Buyer a commitment or commitments for owner's title insurance (at Seller's book value of the Real Estate to be insured) with respect to Real Estate owned by Seller, issued by a nationally reputable entity, in form reasonably satisfactory to Buyer, dated not more than sixty (60) days prior to the Closing Date (provided that any title insurance, including the title insurance commitment, shall be obtained at Buyer's cost).

                  (l) Seller shall have delivered to Buyer its certificate signed by an authorized officer of the Seller setting forth the actual revenue of the System, calculated in accordance with Seller's past practices, for the month most recently completed which is at least 10 days prior to the Closing Date.

         Section 10.3 Conditions to Obligation of Seller. The obligation of Seller to consummate the Closing is subject to the satisfaction or waiver of the following further conditions:

                  (a) (i) Buyer shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date, (ii) the representations and warranties of Buyer contained in this Agreement and in any certificate or other writing delivered by Buyer pursuant hereto shall be true and correct in all material respects (except, with respect to any statements in a representation or warranty that are limited by a statement of materiality, such statement shall be true and correct in all respects giving effect to such limitation) at and as of the Closing Date, as if made at and as of such date and (iii) Seller shall have received a certificate signed by an appropriate executive officer of Buyer to the foregoing effect.

                  (b) Seller shall have received an opinion of Buyer's Deputy General Counsel, Colin Higgin, as counsel to Buyer, dated the Closing Date, as to the matters and substantially in the form set forth in Exhibit H hereto.


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                  (c) Seller shall have received all documents it may reasonably request relating to the existence of Buyer and the authority of Buyer for this Agreement, all in form and substance reasonably satisfactory to Seller.





                                   ARTICLE 11

                            SURVIVAL; INDEMNIFICATION


         Section 11.1 Survival. The representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing for a period of eighteen months from the Closing Date (except that Seller's liability for the representation contained in Section 3.17(b) relating only to item number 2 in Schedule 3.17(b) entitled "Carriage of Television Superstation WOR as a 'Permitted Distant' Signal" shall survive the Closing for a period of 3 years). Notwithstanding the preceding sentence, any representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if specific written notice of the inaccuracy or breach thereof giving rise to such right to indemnity shall have been given to the party against whom such indemnity may be sought in the manner prescribed hereby prior to such time.

         Section 11.2 Indemnification. (a) Seller shall defend and indemnify Buyer and its Affiliates from and against and agrees to hold each of them harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) (collectively, "Loss") incurred or suffered by Buyer or any of its Affiliates arising out of:

                  (i) any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Seller or Leadership pursuant to this Agreement or any other agreement executed and delivered by Seller or Leadership in accordance with the requirements of Sections 2.6, 5.4 and 10.2 hereof; or

                  (ii) the failure of Seller or Leadership to perform any Excluded Liability or any obligation or liability of the Business relating to the Excluded Assets.



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                  (b) Buyer shall defend and indemnify Seller and its Affiliates from and against and agrees to hold each of them harmless from any and all Loss incurred or suffered by Seller or any of its Affiliates arising out of:

                  (i) any misrepresentation or breach of warranty, covenant or agreement made or to be performed by the Buyer pursuant to this Agreement;

                   or

                  (ii)    the failure of Buyer to perform any Assumed Liability.

         Section 11.3 Conduct of Indemnification Proceedings. In case any proceeding or claim (including any governmental investigation) shall be instituted or asserted involving any Person in respect of which indemnity may be sought pursuant to Section 11.2, such Person (the "Indemnified Party") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party, upon the request of the Indemnified Party, shall retain counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In the event that the Indemnified Party elects to control the defense in any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, if full liability for such claim has been accepted by the Indemnifying Party, but if settled with such consent, or if liability therefor has not been accepted in full by the Indemnifying Party, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. In determining whether to accept or reject any settlement proposal, each party shall act in good faith.



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         Section 11.4 Setoff. Buyer shall be entitled to set off any Losses to which Buyer is finally determined to be entitled to indemnification pursuant to
Section 11.3 hereof against the Balance Payment as a source, but not the sole source, of indemnification hereunder following notice thereof to Seller. If Buyer elects to set off any losses against the Balance Payment, the Balance Payment amount shall be reduced by the sum of (i) the amount of any such Losses (the "Set-off Amount") and (ii) an amount equal to interest at a rate equal to 8% per annum on the Set-off Amount from the date of final determination until the date the Balance Payment is due to be paid by the Buyer to the Seller.


                                   ARTICLE 12

                                   TERMINATION


         Section 12.1 Grounds for Termination. This Agreement may be terminated at any time prior to the closing:

                  (i)      by mutual written agreement of Seller and Buyer;

                  (ii) by either Seller or Buyer if the Closing shall not have been consummated on or before December 31, 1995; or

                  (iii) by either Seller or Buyer if there shall be any law or regulation that makes the consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any Governmental Authority;

         The party desiring to terminate this Agreement pursuant to clauses (ii) or (iii) shall give notice of such termination to the other parties.

         Section 12.2 Effect of Termination. If this Agreement is terminated as permitted by Section 12.1, such termination shall be without liability of either party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party to this Agreement; provided that if such termination shall result from the willful failure of either party to fulfill a condition to the performance of the obligations of the other party, failure to perform a covenant of this Agreement or breach by either party to this Agreement of any representation or warranty or agreement contained herein, such party shall be fully liable for any and all Losses incurred or suffered by the other party as a result of such failure or breach. The


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provisions of Sections 6.1 and 13.3 shall survive any termination hereof pursuant to Section 12.1.


                                   ARTICLE 13
                                  MISCELLANEOUS


         Section 13.1 Notices. All notices, requests and other communications to either party hereunder shall be in writing (including facsimile transmission) and shall be given,

                  if to Buyer, to:

                           Olympus Communications, L.P.
                           % Adelphia Communications Corporation
                           5 West 3rd Street
                           Coudersport, PA 16915
                           Attention: Colin Higgin, Deputy General Counsel
                           Telecopy: (814) 274-8631

                           with a copy to:

                           Bruce I. Booken, Esq.
                           Buchanan Ingersoll Professional Corporation
                           600 Grant Street
                           Pittsburgh, PA 15219
                           Telecopy: (412) 562-9316

                  if to Seller, to:

                           Fairbanks Communications, Inc.
                           1601 Belvedere Road
                           Suite 202E
                           West Palm Beach, FL 33406
                           Attention: Roger S. Snowdon
                           Telecopy: (407) 689-9957








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                           with a copy to:

                           Leonard J. Betley, Esq.
                           Ice, Miller, Donadio & Ryan
                           One American Square
                           P.O. Box 82001
                           Indianapolis, IN 46282-0002
                           Telephone: (317) 236-2100
                           Telecopy: (317) 236-2219

                           and:

                           David H. Baker, Esq.
                           Alley, Maass, Rogers & Lindsay, P.A.
                           321 Royal Poinciana Plaza
                           P.O. Box 431
                           Palm Beach, FL 33480
                           Telephone: (407) 659-1770
                           Telecopy: (407) 833-2261

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

         Section 13.2 Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

                  (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         Section 13.3 Expenses. Except as otherwise provided herein (including without limitation Article 12), costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense. The HSR Act filing fee will be shared equally by Buyer and Seller.



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         Section 13.4 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto except that Buyer may, without the consent of Seller, transfer or assign, in whole or from time to time in part, to one or more of its Affiliates, the right to purchase all or a portion of the Assets, but no such transfer or assignment will relieve Buyer of its obligations hereunder and, if the transaction contemplated herein shall fail to close, the parties may transfer their respective rights but not their obligations hereunder to any Person in connection with the sale of all or a substantial portion of the Assets.

         Section 13.5 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Florida, without regard to the conflicts of law rules of such state.

         Section 13.6 Consent to Jurisdiction; Service of Process. (a) The parties hereto hereby irrevocably submit to the jurisdiction of any Florida state or federal court sitting in West Palm Beach, Florida over any suit, action or proceeding arising out of or relating to this Agreement or any other agreement contemplated herein, subject to the provisions of Section 2.5. The parties hereto hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now have or hereafter have to the laying of venue of any such suit, action or proceeding brought in such court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The parties hereto agree that, to the fullest extent permitted by applicable law, a final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon each party hereto, and may be enforced in any courts of the jurisdiction of which such party is or may be subject by a suit upon such judgment, provided that service of process is effected upon such party as permitted by this Agreement and applicable law.

                  (b) The parties hereto hereby consent to process being served in any suit, action or proceeding by the mailing of a copy thereof by registered or certified first class mail, postage prepaid, return receipt requested, to the parties hereto at their respective addresses set forth in Section 13.1 hereof. The parties hereto hereby irrevocably waive, to the fullest extent permitted by applicable law, all claim of error by reason of any such service pursuant to the terms hereof (but do not waive any right to assert lack of subject matter jurisdiction) and agree that such service (i) shall be deemed in every respect effective service of process upon any party in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon personal delivery to such party. Nothing in this subsection (b) shall affect the right of any party hereto to serve process in any manner permitted by law.


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         Section 13.7 Specific Performance; Remedies Cumulative. (a) Seller
recognizes that the Business cannot be readily obtained in the open market and that Buyer will be irreparably injured if this Agreement is not specifically enforced. Therefore, Buyer shall be entitled in such event, in addition to bringing suit at law or equity for money or other damages, to obtain specific performance of the terms of this Agreement. In any action to enforce the provisions of this Agreement, Seller shall waive the defense that there is an adequate remedy at law or equity and agree that Buyer shall have the right to obtain specific performance of the terms of this Agreement.

                  (b) The remedies provided in this Agreement shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any other remedies against the other party hereto.

         Section 13.8 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

         Section 13.9 Entire Agreement; Third Party Beneficiaries. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

         Section 13.10 Bulk Sales Laws. The parties each hereby waive compliance by Seller with the provisions of the "bulk sales", "bulk transfer" or similar laws of any state. Seller agrees to indemnify and hold Buyer and its Affiliates harmless against any and all claims, losses, damages, liabilities, costs and expenses incurred by Buyer or any of its Affiliates as a result of any failure to comply with any such "bulk sales", "bulk transfer" or similar laws.

         Section 13.11 Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.




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


FAIRBANKS COMMUNICATIONS, INC.

By:___________________________________________
Name:
Title:





LEADERSHIP SECURITY SERVICES, INC.


By:___________________________________________
Name:
Title:





OLYMPUS COMMUNICATIONS, L.P.,
By: ACP HOLDINGS, INC.,
its Managing General Partner



By:___________________________________________
Name:
Title:



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